                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Mallinckrodt Group Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            Merrill Corporation
- - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                                                     [LOGO]

                                                                  NOTICE OF 1994
                                                  ANNUAL MEETING OF STOCKHOLDERS
                                                             AND PROXY STATEMENT

                                                         MALLINCKRODT GROUP INC.
                                                    (FORMERLY IMCERA GROUP INC.)

                                                     [LOGO]

MALLINCKRODT GROUP INC.

                                                              September 13, 1994

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held at the headquarters of one of the Corporation's operating subsidiaries, Mallinckrodt Veterinary, Inc., at 421 East Hawley Street, Mundelein, Illinois 60060, on Wednesday, October 19, 1994, at 10:00 a.m. local time. A Notice of this Annual Meeting and a Proxy Statement covering the formal business of the meeting and related information that will be of interest to you are enclosed. At the meeting we shall also report on operations in the fiscal year ended June 30, 1994.

    We hope you will attend the meeting. If you plan to do so, please check the appropriate box on the accompanying proxy card. A map showing the location of the meeting place is set out at the end of the Proxy Statement.

    Whether or not you expect to attend, please promptly sign and return the proxy card in the accompanying postage-paid envelope. This will assure that your shares are represented at the meeting and will help us avoid the expense of a follow-up mailing. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

    Your cooperation and prompt attention to this matter will be appreciated.

Sincerely,

     [SIGNATURE]                        [SIGNATURE]

GEORGE D. KENNEDY                       C. RAY HOLMAN
CHAIRMAN                                PRESIDENT & CHIEF EXECUTIVE OFFICER

7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105           TELEPHONE (314) 854-5200

                                                          [LOGO]

                            MALLINCKRODT GROUP INC.

       HEADQUARTERS OFFICE: 7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105
                              -------------------

             NOTICE OF EIGHTY-FIFTH ANNUAL MEETING OF STOCKHOLDERS
                               -----------------

To our Stockholders:

    The Eighty-Fifth Annual Meeting of Stockholders of Mallinckrodt Group Inc., a New York corporation, will be held on Wednesday, October 19, 1994, at 10:00 a.m. local time, in the headquarters of the Corporation's subsidiary, Mallinckrodt Veterinary, Inc., at 421 East Hawley Street, Mundelein, Illinois 60060, to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

    1. Electing one director for a term expiring in 1995 and three directors for terms expiring in 1997, as RECOMMENDED by the Board of Directors.

    2. Ratifying the appointment of independent auditors to examine and report on the financial statements of the Corporation for fiscal 1995, as RECOMMENDED by the Board of Directors.

    3. Considering and acting upon a proposal to approve the Long-Term Incentive Compensation Plan and the material terms of the performance goals for such Plan, as RECOMMENDED by the Board of Directors.

    4.   Considering and acting  upon a proposal to  adopt the Deferral Election
       Plan  for  Non-Employee  Directors,  as  RECOMMENDED  by  the  Board   of
       Directors.

    5. Transacting any other business that may properly come before the meeting or any adjournment thereof.

    Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 30, 1994, are entitled to notice of and to vote at the meeting.

Dated: September 13, 1994

                                          By Order of the Board of Directors

                                                [SIGNATURE]

                                          ROGER A. KELLER
                                          VICE PRESIDENT, SECRETARY AND
                                            GENERAL COUNSEL

Your vote is important. If you do not expect to attend the Annual Meeting of Stockholders, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy for which a return envelope is provided.

                                PROXY STATEMENT
                            MALLINCKRODT GROUP INC.
               7733 FORSYTH BOULEVARD, ST. LOUIS, MISSOURI 63105

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallinckrodt Group Inc. for the Annual Meeting of Stockholders to be held on October 19, 1994, notice of which, to all stockholders of record entitled to vote as of August 30, 1994, accompanies this statement. Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 30, 1994, are entitled to vote at this meeting. At that time, the number of outstanding shares of capital stock of the Corporation entitled to vote was as follows: 4% Cumulative Preferred Stock, par value $100 per share, 98,330 shares and Common Stock, par value $1 per share, 76,892,719 shares. Each such share is entitled to one vote on each matter properly brought before the Annual Meeting.

    Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any signed and returned proxy not specifying to the contrary will be voted as recommended by the Board of Directors. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the meeting.

    Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda; such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy. With respect to the proposals regarding the Long-Term Incentive Compensation Plan and the Deferral Election Plan for Non-Employee Directors, abstentions and broker non-votes will have the same effect as votes against these proposals, because under the laws of New York, the Corporation's state of incorporation, the affirmative vote of holders of a majority of the outstanding shares of the Corporation's 4% Cumulative Preferred Stock and Common Stock entitled to vote at the meeting, voting without regard to class, is required for approval.

    The Annual Report of the Corporation for the fiscal year ended June 30, 1994, this Proxy Statement, and the proxy card are first being mailed to stockholders commencing on or about September 13, 1994.

                                 AGENDA ITEM 1
                             ELECTION OF DIRECTORS

    At the outset of fiscal 1994, the Board of Directors consisted of twelve members. At the annual meeting of stockholders in October 1993, Keith D. Bunnel, a director since 1983, did not stand for reelection, having reached the retirement age of 70 for directors under the Board's directors' retirement policy. Effective February 15, 1994, the Board elected Claudine B. Malone a director and effective April 1, 1994, elected Brian M. Rushton a director, and the Board size was increased to accommodate these elections. Paul R. Judy, a director since 1983, retired from the Board effective April 4, 1994, since which time the Board has consisted of twelve members.

    Of the twelve, C. Ray Holman, the Company's President and Chief Executive Officer, is the only employee of the Corporation. The Chairman of the Board, George D. Kennedy, was the Chief Executive Officer until his retirement as an officer in November 1991, and Raymond F. Bentele was President and Chief
Executive Officer  of  Mallinckrodt,  Inc., a  subsidiary,  and  Executive  Vice
President of the Corporation until his retirement as an officer in December 1992. The remaining directors are not and have not been officers or employees of the Corporation.

    Effective on the date of this Annual Meeting, Dr. Louis Fernandez, a director of the Corporation since 1986, will retire as a director because of the Board's directors' retirement policy and George D. Kennedy, a director of the Corporation since 1975 and currently the Chairman of the Board, has elected to retire from the Board at the same time. Accordingly, the Board has reduced the size of the Board of Directors to ten members effective on the date of this meeting.

    As provided in the certificate of incorporation and by-laws, the Board is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each must have a minimum of three directors. The Class of 1994 has consisted of four directors: Dr. Fernandez, Mr. Holman, Mr. Kennedy, and Mr. Moskin. Dr. Fernandez and Mr. Kennedy are retiring from the Board, as indicated. Upon the recommendation of the Corporate Governance Committee, the Board believes Messrs. Holman and Moskin should be continued in office and has nominated each for re-election by the stockholders for three-year terms.

    Ms. Malone and Dr. Rushton, having been selected by the Board to fill interim vacancies, are required by New York law to be elected by the stockholders at this meeting to continue in office. The Corporate Governance Committee has recommended, and the Board has nominated, Ms. Malone for election by the stockholders for a three-year term and Dr. Rushton for a one-year term in order to keep the three classes of directors as nearly equal as practicable.

    Each of the four nominees is willing to so serve.

    The shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of the nominees as directors to serve for the terms indicated or until their successors shall have been duly elected and qualified. Biographical information, current as of July 1, 1994, concerning each of the nominees and the directors continuing in office follows. There are no family relationships between any of the nominees or any of the incumbents or any executive officer of the Corporation or any of its subsidiaries. Except for Ms. Malone and Dr. Rushton, all nominees have previously been considered and elected by the stockholders.

    As required by New York law, directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election.

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING FOUR NOMINEES (ITEM NO. 1 ON THE PROXY CARD).

         NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 1997

    (PHOTO)          C. RAY HOLMAN, 51, President and Chief Executive Officer  and
                     a director of the Corporation since December 1992. Mr. Holman joined  Mallinckrodt, Inc., as assistant  controller in 1976, and
                 held  increasingly   more   responsible   positions   thereafter:
                 controller,  1977;  chief  financial  officer,  1979;  group vice president, finance and corporate development and chief  financial
                 officer,   1982;  and  group  vice  president  for  hospital  and
                 laboratory products,  1983, and  for medical  products, 1985.  He
                 continued   in   operations   after   the   Corporation  acquired
                 Mallinckrodt, Inc., in 1986, became president and chief executive officer of Mallinckrodt  Medical in  1989, and  a corporate  vice president in 1990. He is a director of Laclede Gas Company and is active  in  industry and  civic organizations.  Member, Executive
                 Committee.

    (PHOTO)          CLAUDINE B. MALONE, 58,  president of Financial &  Management
                 Consulting,  a  management  consulting  firm  located  in McLean,
                 Virginia. Ms. Malone was  a visiting professor at  Colgate-Darden
                 Business  School, University of Virginia,  from 1984 to 1987, and an adjunct professor at Georgetown University, School of Business
                 Administration, from 1982  to 1984. She  currently serves on  the boards of Dell Computer Corporation; Hannaford Bros. Co.; Hasbro,
                 Inc.;  Houghton Mifflin Company; Lafarge Corporation; The Limited
                 Inc.; Scott  Paper Company;  The Union  Pacific Corporation;  and
                 Science   Applications  International  Corporation.  Mallinckrodt
                 director  since   February   1994.   Member,   Organization   and
                 Compensation  Committee and Social Responsibility Committee (each since February 1994).

    (PHOTO)          MORTON MOSKIN, 67, Partner, White  & Case. He joined the  law firm  of White  & Case, New  York City,  in 1950, and  has been a partner since 1962. Mallinckrodt  director since 1973.  Chairman,
                 Corporate Governance Committee and Member, Executive Committee.

           NOMINEE FOR ELECTION AS DIRECTOR FOR TERM EXPIRING IN 1995

    (PHOTO)          BRIAN  M. RUSHTON, Ph.D., 60, president-elect of the American
                 Chemical Society  (ACS).  Dr.  Rushton most  recently  served  as senior vice president, research and development, for Air Products and Chemicals, Inc., in Allentown, Pennsylvania, from 1992-93. He joined  Air Products  in 1981 as  vice president  of research and development. Dr. Rushton served as President of Celanese Research
                 Corporation for Celanese Corporation  (now Hoeschst Celanese)  in
                 Summit,  New  Jersey, from  1975-81, and  also  held the  post of corporate vice  president technology  from 1980-81.  Mallinckrodt director  since April  1994. Member,  Audit Committee  and Social
                 Responsibility Committee (each since April 1994).

                         DIRECTORS CONTINUING IN OFFICE

    (PHOTO)          RAYMOND F. BENTELE, 57. Mr. Bentele joined Mallinckrodt, Inc.
                 in 1967,  became  Controller  and then  Vice  President,  Finance
                 Administration  in 1977, Chief Operating Officer in 1979, and was
                 President  and  Chief  Executive  Officer  from  1981  until  his retirement  in December 1992. He joined the Corporation as Senior
                 Vice President when it acquired  Mallinckrodt, Inc. in 1986,  and was  Executive Vice President of  the Corporation from 1989 until retirement. He is a director of  the Kellwood Company and of  IMC
                 Fertilizer  Group, Inc. Mallinckrodt director since 1990. Member,
                 Audit Committee and Social Responsibility Committee. Term expires in 1996.

    (PHOTO)          DR. RONALD G. EVENS, 54, medical doctor, Director of the Mal-
                 linckrodt Institute of  Radiology at  Washington University,  St.
                 Louis,   Missouri,  head  of  the  Department  of  Radiology  and
                 Mallinckrodt Professor of Radiology  of the University's  Medical
                 School,  and Professor of Medical Economics at the Olin School of
                 Business. He was  Vice Chancellor  for Financial  Affairs of  the
                 University  during  1988-1990 and  President and  Chief Executive
                 Officer of Children's Hospital,  St. Louis, during 1985-1988.  He is  a director  of The Boatmen's  National Bank of  St. Louis and
                 Blue Cross/Blue Shield, Inc.  of Missouri. Mallinckrodt  director since  1990. Chairman, Social  Responsibility Committee, and Mem-
                 ber, Audit Committee. Term expires in 1996.

    (PHOTO)          ALEC FLAMM, 67, Retired  Vice Chairman, President, and  Chief
                 Operating  Officer of Union Carbide Corporation. Mr. Flamm joined
                 Union Carbide  in 1949  and over  the years  he had  increasingly important  responsibilities in technology, marketing, operations, and management. He became a director of Union Carbide in 1981 and retired from the  board and  the company in  1986. He  is also  a director  of the  Continental Corporation.  Mallinckrodt director since 1986. Member, Organization  and Compensation Committee  and
                 Executive Committee. Term expires in 1996.

    (PHOTO)          ROBERTA  S. KARMEL, 57, Professor of Law, Brooklyn Law School
                 since 1985; Partner, Kelley, Drye & Warren since January 1, 1987.
                 She serves as a director of Kemper National Insurance  Companies.
                 Mrs.  Karmel was a partner in the law firm of Rogers & Wells, New
                 York City, from 1972 until 1977 and then served as a Commissioner of the U.S.  Securities and Exchange  Commission from 1977  until
                 1980.  She  returned  to  practice  with  Rogers  &  Wells during
                 1980-85. Mrs. Karmel served as a  director of the New York  Stock
                 Exchange  from 1983 until June  1989. Mallinckrodt director since
                 1980. Member, Corporate Governance Committee and Organization and
                 Compensation Committee. Term expires in 1995.

    (PHOTO)          HERVE M. PINET, 68, international consultant. Senior Advisor,
                 Merrill Lynch  & Co.  from 1984  until May  1991. Mr.  Pinet  was
                 President, Compagnie Financiere de Paribas and Chairman and Chief
                 Executive Officer, Becker Paribas Inc. from 1982 until 1984. From
                 1975  to 1978 he was Executive Vice President of Paribas and then
                 President  of  Paribas  International  until  1982.  Mallinckrodt director  since 1973. Member,  Corporate Governance Committee and
                 Executive Committee (since April 1994).Term expires in 1996.

    (PHOTO)          DANIEL R. TOLL, 66, corporate  and civic director. He  serves as  a director of  Brown Group, Inc.,  A.P. Green Industries,
                 Inc., Kemper  National Insurance  Companies, Kemper  Corporation,
                 Lincoln  National  Convertible  Securities  Fund,  Inc.,  Lincoln
                 National Income  Fund,  Inc., and  NICOR,  Inc. He  was  formerly
                 President  and  a  director  of  Walter  E.  Heller International
                 Corporation, a financial services firm, and was a director of its subsidiary, The  American  National  Bank and  Trust  Company  of
                 Chicago  until 1985. Since then he has been a corporate and civic director.  Mallinckrodt  director  since  1985.  Chairman,  Audit
                 Committee   and  Member,  Corporate  Governance  Committee.  Term
                 expires in 1995.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

    In accordance with the laws of the State of New York, the Board of Directors is responsible for supervising the overall affairs of the Corporation. Five committees of the Board, as described below, assist the Board in carrying out its duties.

    The Board held six regular meetings and two special telephone meetings during the fiscal year. Overall attendance of directors at Board and committee meetings was in excess of 95%. All directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members, except for Mr. Bentele, who missed several meetings because of a family illness and whose attendance was 64%, and Ms. Malone whose attendance, 70%, was affected by previously outstanding commitments at the time of her election to the Board in February.

COMMITTEES OF THE BOARD

    The Executive Committee, the Audit Committee, the Corporate Governance Committee, the Organization and Compensation Committee, and the Social Responsibility Committee are the standing committees of the Board of Directors. The committees held a total of twenty regular meetings and four special telephone meetings during fiscal 1994. The Executive Committee consisted of Messrs. Kennedy and Holman and three non-employee directors. The Audit Committee, the Corporate Governance Committee, the Organization and Compensation Committee, and the Social Responsibility Committee each consisted of non-employee directors (although Mr. Bentele, who is a member of the Audit Committee and the Social Responsibility Committee, is a former officer and employee of the Corporation). Members of these committees during the past year are identified in the personal information about each of the directors in this Proxy Statement.

    EXECUTIVE COMMITTEE. The Executive Committee, between meetings of the Board and subject to limitations imposed by law or by the Board of Directors, may exercise the powers of the Board as necessary in the best interests of the Corporation. The Executive Committee met once during the last fiscal year.

    AUDIT COMMITTEE. The Audit Committee, which met four times during the past fiscal year, evaluates the performance of the Corporation's independent auditors and their fees for services; reviews the scope and results of the audit examination to be performed each year with the independent auditors, the Corporation's internal auditing staff, and management; reviews the non-auditing services performed by the independent auditors and considers the effects thereof on their independence; and also reviews the Corporation's internal accounting control systems with the independent auditors.

    CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee met seven times during the last fiscal year. Its functions include making recommendations to the Board of persons to be nominated for election as directors of the Corporation. It also evaluates Board procedures and the performance of the Board, its members, and its committees and reviews developments in the governance of publicly held companies as they may affect the Corporation. This Committee will consider persons recommended by stockholders as potential future nominees for election to the Board if the names of such persons are submitted (in accordance with the bylaws' time requirements described below under "Miscellaneous Information") in writing to the Secretary of the Corporation, together with a full description of the qualifications and business or professional experience of the proposed nominees and a statement from them of their willingness to serve.

    ORGANIZATION AND COMPENSATION COMMITTEE. The Organization and Compensation Committee met eight times during the last fiscal year. The responsibilities of this Committee include overview of the Corporation's stock option plans, incentive compensation, pension and other benefit plans; the review of perquisites and other benefits available to various levels of corporate personnel; and the review and approval and/or recommendation to the Board for approval of the amount and nature of compensation to be paid to corporate officers and other key employees. See pages 30-36 for the report of, and additional information about, this Committee.

    SOCIAL RESPONSIBILITY COMMITTEE. The Social Responsibility Committee had four meetings during the last fiscal year. Its function is to review the
Corporation's policies and procedures in business matters having particular social concern, including environmental protection, equal employment opportunities, occupational health and safety, regulatory compliance, and product quality and safety; to review the aspects of the Corporation's research and development activities relevant to the Committee's purpose; and to review political and social developments as they may affect the Corporation.

DIRECTORS' COMPENSATION

    COMPENSATION FOR DIRECTORS' SERVICES

    Mr. Holman is the only employee director of the Corporation at this time. Employee directors receive no fees or remuneration, as such, for service on the Board or on any committee of the Board. As former employees, the director compensation of Mr. Kennedy and, until November 1993, Mr. Bentele, was encompassed by their fees as consultants to the Corporation, as described below under "Compensation for Non-director Services."

    Each non-employee director receives an annual retainer, which in fiscal 1994 amounted to $28,333. Each such director is also paid a fee for each Board and committee meeting he or she attends. Each Board meeting in recent years has extended over a period of two days rather than one day as theretofore, and effective November 1, 1993, Board compensation for non-employee directors was increased to reflect the increased demands on director time and responsibility. Fees for attendance at meetings of the Board in respect of Board meetings attended in person went from $1,000 to $2,000 per meeting (from $500 to $750 if participation was by telephone) and from $750 to $1,000 in respect of committee meetings attended in person (from $375 to $500 if participation was by telephone). In addition, committee chairs and members of the Executive Committee receive an annual retainer fee at the rate of $3,600 per year ($2,500 per year until November 1, 1993, and pro-rated for the fiscal year so that the actual fee paid for fiscal 1994 was $3,233).

    Through June 30, 1994 directors could elect to defer receipt of all or designated portions of director compensation in cash and two non-employee directors deferred their retainer and fees under this plan with interest accruing at the Bankers Trust Company of New York prime rate at the beginning of each quarter compounded quarterly. Three non-employee directors have elected to defer all of their retainers and fees under a proposed new Deferral Election Plan for Non-Employee Directors which, subject to approval of such Plan at the Annual Meeting by the Corporation's stockholders (Item 4 of this Proxy Statement), will permit deferrals to be in the form of cash and/or shares of the Corporation's Common Stock.

    Non-employee directors participate in the stockholder-approved Directors Stock Option Plan under which, commencing with the 1990 annual meeting until that held in the year 2000, annual grants of stock options are automatically made to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board and is continuing on the Board for a term extending beyond such meeting. Each option grant permits the non-employee director, for a period of up to ten years from the date of grant (unless the period is shortened under provisions taking effect upon death or retirement), to purchase from the Corporation up to 1,500 shares (as adjusted to reflect a three-for-one stock split effective November 12, 1991) of the Corporation's Common Stock at the fair market value of such shares on the date the option is granted. One-half of the total number of shares covered by each option grant become exercisable on and after its first anniversary and the remaining one-half on and after the second anniversary. An aggregate of 225,000 shares of Common Stock are subject to the Plan. The following automatic grants have been made under the Plan: 15,000 shares in the aggregate to the ten non-employee directors on October 17, 1990, at an exercise price of $18.54 per share; 15,000 shares in the aggregate to the ten non-employee directors on October 16, 1991, at an exercise price of $40.00 per share; 13,500 shares in the aggregate to nine such directors on October 21, 1992, at an exercise price of $34.75 per share; and 13,500 shares in the aggregate to nine non-employee directors on October 21, 1993, at an exercise price of

$34.44 per share. Additional grants of 1,500 shares to each eligible director will automatically be made effective and at the market value on the date of this Annual Meeting. The options are nonstatutory options not intended to qualify under Section 422A of the Internal Revenue Code. The Plan is administered by the Board of Directors. The Board, however, has no authority in respect of grants, which occur automatically as provided in the Plan, and in general, may not materially increase the benefits under the Plan or, without further approval of the stockholders, amend the Plan in any respect involving grants.

    Non-employee directors are also provided with accident coverage while on Company business and may participate in the Company's matching gift program for gifts up to $2,000 per year.

    Pursuant to a Director Retirement Service Plan adopted in 1984, as amended, non-employee directors who serve at least five years as a director, agree to remain available to provide consultation services to Mallinckrodt management, and do not work for a competitor, will upon attainment of age 70 and after retirement from the Board, receive an annual nonqualified pension from the Corporation. As the Plan was amended in June 1991, effective as to retirements after that time, the annual pension (which was payable for ten years) is now payable for the longer of the retired director's years of service or ten years, in an amount equal to a percentage of the annual retainer in effect at retirement, depending upon the length of the director's service (60% if five-six years, 70% if seven, 80% if eight, 90% if nine, and 100% if ten years or more). If any retired director dies before receiving the full benefit, the remaining benefit is payable to the surviving spouse until completion or the spouse's earlier death. The Corporation accrued $226,500 in fiscal 1994 against future liabilities under the Plan.

    In accordance with Board policy, the Chief Executive Officer, the Chairman of the Board if he or she is not the Chief Executive Officer, and non-employee directors retire from the board at the annual meeting next following their reaching age 70. Directors who are officers (other than the CEO and the Chairman if he or she is not the CEO) retire at the annual meeting next following the end of their service as an officer subject to the Board's discretion to recommend that the retired officer (if otherwise eligible) be elected as a non-employee director.

    COMPENSATION FOR NON-DIRECTOR SERVICES

    Mr. Kennedy became a consultant upon his retirement as Chief Executive Officer on November 1, 1991, and agreed to continue as a director and as Chairman of the Board, in each case if so elected, until the annual meeting in October 1993, in consideration of $675,000 per annum (inclusive of director compensation). His contract was extended for one additional year ending in October 1994 at a fee (inclusive of director compensation) of $500,000 per annum.

    Mr. Bentele had an employment contract with the Corporation whereunder he was to serve as Executive Vice President of the Corporation and President and Chief Executive

Officer of Mallinckrodt, Inc., and as a director and Vice Chairman of the Board, in each case if so elected, until the 1993 Annual Meeting of Stockholders at a minimum base salary of $425,000 per annum. By amendment to the contract dated November 30, 1992, he retired on December 1, 1992, continuing, however, as a director and Vice Chairman of the Board, and he became a consultant to the Corporation until October 31, 1993. Mr. Bentele received fees of about $163,000 from July through October 1993 in that capacity (inclusive of director compensation).

    Dr. Evens, a director of the Corporation, has for some years rendered consulting services to Mallinckrodt Medical's diagnostic division. During fiscal 1994, he was paid $35,004 for these services. In general, there has been a history of research grants and contributions to, and other support by Mallinckrodt and its businesses of Washington University, with which Dr. Evens is associated in several capacities; in fiscal 1994, this totalled about $441,000.

    The firm of White & Case, of which Mr. Moskin, a director of the Corporation, is a partner, performed legal services for the Corporation during fiscal 1994 for which that firm was paid its usual and customary charges.

    Mr. Pinet, a director of the Corporation, rendered international consulting services for the Corporation and its subsidiaries in fiscal 1994, for which he received $120,000.

                                   LITIGATION

    The Corporation, Mr. Kennedy, Mr. Bentele, and two former officers no longer with the Corporation are named as defendants in two purported class actions brought in February 1992 by two alleged stockholders. These actions, which have been consolidated and are now pending in the United States District Court for the Southern District of New York, allege violations of federal securities laws and related state laws. The plaintiffs base their allegations principally on the Corporation's February 18, 1992, press release about an FDA inspection of Pitman-Moore's (now Mallinckrodt Veterinary's) Kansas City plant that also cautioned that estimates of security analysts regarding fiscal 1992 earnings from continuing operations in excess of $1.65 per share "were probably too optimistic." The estimates had been marginally higher ($1.67). The thrust of the allegations is that disclosure of manufacturing deficiencies was not made on a timely basis. On October 4, 1993, the district court granted defendants' motion to dismiss the complaint without leave to replead. Plaintiffs thereafter moved to reopen the judgment and for leave to file an amended pleading, which motion was denied. Plaintiffs have appealed both decisions and the appeal has been briefed and is awaiting argument.

    In September 1992, a stockholder's derivative suit was filed in the United States District Court for the Southern District of New York, purportedly on behalf of the Corporation, against all of the then directors of the Corporation asserting claims for alleged violation of the federal proxy rules, for alleged breach of fiduciary duty, and in Mr. Kennedy's case for alleged misappropriation of confidential business information. The case was assigned to the same judge as the above class actions and was consolidated with them for pre-trial purposes. This case, like the class actions, arose as a consequence of the FDA inspection and the February 18, 1992, press release referred to above in the class actions. On October 4, 1993, the district court granted defendants' motion to dismiss the complaint for, among other things, failure to make a demand on the Board before commencing suit. Plaintiff did not appeal this decision. Rather, plaintiff's counsel served a purported demand letter on the Board requesting that appropriate action be taken to redress the alleged misconduct that was the subject of plaintiff's prior complaint. By letter dated December 7, 1993, the Corporation requested further information from plaintiff regarding the allegations in the demand letter, but to date has not received any response to this request.

    The Corporation believes the aforementioned suits are without merit and will have no material effect. The Corporation is paying the legal fees and expenses incurred in defending these cases including advancing, in accordance with New York law, the fees and expenses attributable to the defense of the individual directors. A portion may be reimbursed by insurance.

                   OWNERSHIP OF THE CORPORATION'S SECURITIES

OWNERSHIP BY DIRECTORS AND OFFICERS

    The Securities and Exchange Commission considers any person who has or shares voting and/or investment power with respect to a security or who has the right to acquire a security within sixty days (such as through the exercise of an option), to be the beneficial owner of that security. The following table shows the number of shares of the Corporation's Common Stock held beneficially as of July 1, 1994, by each director and nominee for director, each of the named executive officers in the Summary Compensation Table (except Mr. W.J. Mercer, who resigned as an officer and employee of both the Corporation and Mallinckrodt Veterinary, Inc. ("MVI") effective July 20, 1994), and all such persons and all other present executive officers as a group. Included are 534,450 shares which are subject to stock options held by all such officers of the Corporation as a group which may be exercised within sixty days of July 1, 1994 (such options being referred to hereinafter as "exercisable stock options"). Also included are 5,000 shares of restricted stock contingently awarded under the Corporation's 1973 Stock Option and Award Plan.

                                             NUMBER OF
                                               COMMON
                                            SHARES OWNED          PERCENT
                                            BENEFICIALLY          OF CLASS
                      NAME                  AS OF 7/1/94     OUTSTANDING (1)(2)
          -----------------------------     ------------     ------------------
          Raymond F. Bentele                    120,600
          Ronald G. Evens                         6,700
          Louis Fernandez                         6,750
          Alec Flamm                              4,650
          Beverley L. Hayes                      22,579

                                             NUMBER OF
                                               COMMON
                                            SHARES OWNED          PERCENT
                                            BENEFICIALLY          OF CLASS
                      NAME                  AS OF 7/1/94     OUTSTANDING (1)(2)
          -----------------------------     ------------     ------------------
          C. Ray Holman                         165,013
          Roberta S. Karmel                       6,050
          George D. Kennedy                     279,368
          Claudine B. Malone                        300
          Morton Moskin                           4,353
          Robert G. Moussa                       42,171
          Mack G. Nichols                       122,704
          Herve M. Pinet                         10,750
          Brian M. Rushton                            0
          Daniel R. Toll                          5,250
          All directors and executive
            officers as a group (20
            individuals)                        942,247              1.22%

- - ------------------------
(1) No individual director or officer is a beneficial owner of more than four-tenths of one percent of the class outstanding.

(2) The total number of shares of the Common Stock outstanding for calculation of the percentage of the class in the above table does not include shares held by or for the account of the Corporation, but does include, in addition to the 77,006,323 shares of Common Stock actually outstanding on July 1, 1994, the above shares under exercisable stock options and shares of contingent restricted stock.

    The table does not include 1,885 shares held in the names of officers or directors or family members of officers or directors the beneficial ownership of which is disclaimed by the respective officer or director. The shares shown in the table include 917,497 shares as to which directors and officers exercise sole voting and sole investment power and 24,750 shares as to which voting and investment power is shared in joint tenancy or otherwise.

OWNERSHIP OF VOTING STOCK BY OTHERS

    On the basis of filings with the Securities and Exchange Commission and other information deemed reliable by the Corporation (but excluding holdings of Cede & Co. and Kray & Co., nominees for depositories of the New York and Chicago Stock Exchanges, respectively), the Corporation believes that as of on or about August 31, 1994, the following named institution owned more than 5% of the Corporation's Common Stock. No changes in this holding have come to its attention since then. To the Corporation's knowledge, no person or concern beneficially owns more than 5% of its Preferred Stock.

                                                     VOTING                   DISPOSITIVE             TOTAL
                                                   AUTHORITY                   AUTHORITY            AMOUNT OF
                                           --------------------------  --------------------------   BENEFICIAL      % OF
            NAME AND ADDRESS                 SOLE         SHARED         SOLE         SHARED        OWNERSHIP      CLASS
- - -----------------------------------------  ---------  ---------------  ---------  ---------------  ------------  ----------
College Retirement Equities Fund ........  4,289,850             0     4,289,850             0       4,289,850        5.54%
  New York, N.Y.
  Investment Company

               OTHER TRANSACTIONS WITH AND SECTION 16(A) FILINGS
                           OF DIRECTORS AND OFFICERS

    Mr. Holman has an employment contract with the Corporation that provides for his serving as President and Chief Executive Officer for a minimum base salary of $500,000 per annum until March 1, 1995, and participation in incentive compensation programs and other benefits. His base salary was increased to $580,020 per annum on July 1, 1994.

    Messrs. Nichols and Moussa have two-year employment contracts with the Corporation (through March 1, 1995) as corporate vice presidents and, respectively, president of Mallinckrodt Chemical, Inc. ("MCI") and president of Mallinckrodt Medical, Inc. ("MMI"), that provide a minimum base salary of $300,000 in each case, as well as participation in incentive compensation plans. Effective July 1, 1994, their respective base salaries were increased to $376,200 and $343,200.

    Agreements with 9 executive officers, including those named in the Summary Compensation Table (except Mr. Mercer, who has resigned as an officer and employee of both the Corporation and MVI), and 39 key managers, to become effective in the event of a change in control of the Corporation, are intended to assure the Corporation and its operating subsidiaries of the continued services of those executives. In general, all provide that, in the event there is a change in control of the Corporation (as defined in the agreements), the executive shall remain employed by the Corporation in his or her then current position at then current base and incentive compensation and benefit levels for a period of three years, subject to earlier expiration because of voluntary resignation (as defined), retirement, disability, or termination for cause as defined and as determined by the Board of Directors, during which the executive is to devote his or her full-time efforts faithfully and efficiently to the Corporation. Should there be both a change in control and a subsequent breach by the Corporation of any of these agreements, the Corporation would become obligated to provide certain severance benefits, including two years' base salary plus twice the average of the prior two or three years' bonuses, and if necessary the costs of enforcement thereof against the Corporation up to $200,000 in each such case provided the executive has acted in good faith. In addition, the Corporation would become obligated to continue the executive's participation in various compensation and benefit plans mentioned in this Proxy

Statement in which the executive is participating or was eligible to participate when the agreement became effective, provided the executive does not engage in harmful competition with the Corporation or breach his or her confidentiality obligations. The Corporation is not aware of any current or potential development that would result in a change in control. "Change in control" is defined in the agreements substantially as indicated at pages 28-29.

    Certain provisions of the Revenue Act of 1984 impose a 20% tax surcharge upon former executives of a corporation and deny Federal income tax deductibility to the corporation as to a significant portion of severance payments made to the former executive because of a change in control if such payments as a whole exceed three times his or her average annual base and incentive compensation for the most recent five years. The amounts estimated to be payable under the agreements, should those agreements become effective, are not believed to be large enough to subject the executives to the surcharge or to deprive the Corporation of any deduction. However, the Corporation has entered into separate agreements with each of the executives involved which, in the event of a change in control and subsequent breach of a contingent employment agreement requiring payment of these severance related benefits, would provide reimbursement for any resulting tax surcharge the executive became obligated to pay ("grossed up" to include any tax due on such additional amounts paid to him or her), up to a specified maximum in each case.

    Were a change in control to occur and were all the contingent employment agreements then to be breached by the Corporation, the aggregate amount of cash that would be payable in respect of all contracts is estimated (as of July 1, 1994, and excluding any gross-up) to be $23,016,760 including the following estimated amounts for the individuals listed in the compensation table on page 22 (except Mr. Mercer): Ms. Hayes, $639,733; Mr. Holman, $1,766,707; Mr. Nichols, $1,099,067;and Mr. Moussa, $961,067; and all present executive officers as a group, $7,628,534.

    Section 16(a) of the Securities Exchange Act of 1934 and rules promulgated thereunder require directors and certain officers and beneficial owners of the Corporation's equity securities to file with the Securities and Exchange Commission reports about such ownership and changes in ownership. So far as the Corporation is aware, based solely upon a review of the reports known by it to have been filed with the SEC, its compensation programs involving its equity securities, and representations of its directors and officers, all of the required filings for the period beginning July 1, 1993, and ending June 30, 1994, have been timely made except: (a) in January 1994 an amendment to a prior Form 4 was filed for Mr. Kennedy in respect of a stock option mistakenly reported for October 1993; and (b) in February 1994 an amendment was filed on behalf of Mr. Bentele to correct filings made in July 1991 and August and December 1992 in respect of the number of shares of Common Stock owned by him.

                                 AGENDA ITEM 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Since 1913 the firm of Ernst & Young and its predecessors (including Arthur Young & Company), independent auditors, has examined and reported on the financial statements of the Corporation. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young as independent auditors to examine and report on the financial statements of the Corporation for the current year ending June 30, 1995, subject to stockholder approval.

    During the year ended June 30, 1994, Ernst & Young provided the Corporation with audit services, including examinations of and reporting on the Corporation's consolidated financial statements, as well as those of several of its subsidiaries and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the Securities and Exchange Commission and the annual report to shareholders. Ernst & Young's fees for such services during fiscal 1994, including travel and related expenses, totalled $2,151,300.

    Representatives of Ernst & Young are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They also will be available to respond to appropriate questions of the stockholders.

    Ratification of the appointment of Ernst & Young as independent auditors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Corporation's 4% Cumulative Preferred Stock and Common Stock, voting without regard to class.

    THE   BOARD  OF  DIRECTORS  RECOMMENDS  THAT  THE  STOCKHOLDERS  VOTE  "FOR"
RATIFICATION OF THIS APPOINTMENT (ITEM NO. 2 ON THE PROXY CARD).

                                 AGENDA ITEM 3
               APPROVAL OF LONG-TERM INCENTIVE COMPENSATION PLAN
                AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS
                                 FOR SUCH PLAN

    The Company's Long-Term Compensation Plan for Senior Management that was in effect for the three-year period ended June 30, 1994, has by its terms expired. Because the Board continues to believe that long-term incentives are important factors in attracting, motivating, and retaining officers and other key employees, the directors adopted at their June 1994 meeting and subject to approval by the stockholders of the Corporation, a new Long-Term Incentive Compensation Plan (the "Plan"). The Plan is designed to provide awards to certain key employees of the Corporation and its subsidiaries based on the attainment of certain long-term financial objectives. The Plan is intended to reward participants based on increases in the long-term growth and profitability of the Company and its subsidiaries.

    The approval by the stockholders of the Plan and the material terms of the performance goals is intended to conform the Plan to recent changes in federal income tax laws. The stockholders are asked to approve the material terms of the performance based incentives established thereunder in order to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to the deductibility of compensation. The material terms of the Plan and the performance-based objectives, as described below, consist of the following: (i) the classes of individuals eligible to receive compensation under the Plan; (ii) the business criteria on which long-term incentive compensation is payable under the Plan; and (iii) the maximum amounts of compensation payable under the Plan.

    ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS APPROVE THE PLAN AND THE MATERIAL TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE PLAN (ITEM 3 ON THE PROXY CARD). The performance goals and the Plan are described below, but reference should be made to the text of the Plan, which is set forth in APPENDIX A, for complete information. If the Plan is not approved by the Corporation's stockholders, the Board will take such actions as it deems to be in the best interests of the Corporation's stockholders, consistent with the Corporation's policies regarding executive compensation as hereinafter described.

    Under the Plan, certain officers and other senior management of the Corporation and its subsidiaries are eligible to receive long-term incentive awards. Awards payable under the Plan will be paid 50% in cash and 50% in shares of common stock of the Corporation. One million (1,000,000) shares of the Corporation's Common Stock have been reserved for issuance under the Plan. Shares delivered under the Plan to any reporting person under Section 16 of the Securities Exchange Act of 1934 will not be transferrable for a period of six
(6) months after the delivery thereof, except in the event of a change in control of the Corporation. The Board may amend, suspend or modify the Plan at any time, except as limited by the terms of the Plan.

    Generally, a participant must be employed by the Corporation or a subsidiary as of the last day of the performance cycle. If employment is terminated prior to the last day of the performance cycle due to the participant's death, disability, or qualified retirement, a prorated award may, at the sole discretion of the Organization and Compensation Committee, be paid to the participant or to the participant's designated beneficiary. In the event of the termination of a participant's employment under certain circumstances following a change in control of the Corporation, the participant will be entitled to receive the full amount of the award which would otherwise have been payable to the participant. Similarly, a participant's award will be prorated if the participant first becomes an employee of the Corporation after the first day of a performance cycle.

    The Organization and Compensation Committee will administer the Plan and will approve the participants and the objective performance goals in writing before the beginning of each performance cycle. A performance cycle under the Plan is a period of three consecutive fiscal years of the Corporation. The initial performance cycle will be the three fiscal year period commenced July 1, 1994. The Organization and Compensation Committee may establish additional performance cycles under the Plan, provided that as to each such additional cycle the positions or classes of eligible participants, the objective performance goals, and the maximum awards payable to any participant must be approved by the Corporation's stockholders. All amounts paid as compensation pursuant to the Plan must be payable as the result of the achievement of objectively measured performance targets from the following list of quantifiable, measurable business criteria. The performance goals for a performance cycle will include any or all of the following: net after-tax income; net after-tax income per share; earnings from continuing operations; earnings from continuing operations per share; operating earnings; operating earnings per share; return on assets; return on equity; return on invested capital; debt ratings; revenues; and revenue growth. The specific targets relating to the performance goals constitute confidential business information and are not disclosed.

    The Organization and Compensation Committee must certify, in writing, that the goals have been met before any payments to participants may be made. The Organization and Compensation Committee will have no discretion to increase the awards payable to any participant or to otherwise alter the performance goals after the beginning of a performance cycle but, to the extent permitted under
Section 162(m) of the Internal Revenue Code of 1986, as amended, will retain the ability to eliminate or decrease an award otherwise payable to a participant.

    The following table sets forth the range of long-term performance based compensation that could be earned by the individuals (based on their current positions with the Corporation) and groups referred to therein for the period shown if the minimum, target and maximum levels of performance for the business criteria established by the Organization and Compensation Committee for the period shown are satisfied. A minimum performance threshold was established relative to the business criteria approved by the Organization and Compensation Committee which minimum threshold must be met before any incentive payments will be made. Actual results would need to significantly exceed current levels before any amounts would be payable under the Plan for the period shown. In addition, a maximum performance level was established which set the performance level at which the maximum awards will be earned. In all cases, payouts are based strictly on actual performance results relative to the performance criteria. The long-term incentive thresholds, targets and maximums are amounts applicable only to the first three-year cycle in the Plan.

                               NEW PLAN BENEFITS
                     LONG-TERM INCENTIVE COMPENSATION PLAN
                     (Initial Performance Cycle 1994-1997)

                    NAME, POSITION                        THRESHOLD        TARGET         MAXIMUM
- - ------------------------------------------------------  -------------  --------------  --------------
C. R. Holman
  Chief Executive Officer                               $   1,308,000  $    3,270,000  $    5,886,000
R.G. Moussa
  Company President                                           574,000       1,435,000       2,583,000
M.G. Nichols
  Company President                                           574,000       1,435,000       2,583,000
Company President (1)                                         574,000       1,435,000       2,583,000
Beverley L. Hayes
  Corporate Officer                                           222,000         555,000         999,000
Executive Officers as a Group (10 persons including
 the Named Officers)                                        4,459,200      11,148,000      20,066,400
Non-Executive Officer Employees as a Group (41 persons
 excluding the Executive Officers)                          5,612,400      14,031,000      25,255,800

- - ------------------------
(1) Mr. Holman is also currently serving as President of MVI on an interim basis, but would be eligible under the Plan only in his capacity as Chief Executive Officer of the Corporation. Upon the naming of a new President of MVI, such individual will become eligible for a prorated incentive award under the Plan.

FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, a participant generally does not incur any tax liability upon the receipt of an incentive award under the Plan. However, a participant will realize compensation income upon the receipt of any cash payments under the Plan in the amount of the cash portion of the participant's award, and will realize compensation income upon receipt of shares under the Plan in an amount equal to the fair market value of the shares at the time of receipt. Upon payment of any cash or the delivery of shares under the Plan, the Corporation will be required to withhold and deposit federal, state, and/or local taxes.

    The affirmative vote of the holders of a majority of the outstanding shares of the Corporation's 4% Cumulative Preferred Stock and Common Stock entitled to vote at the meeting, voting without regard to class, is required to approve the Plan and the material terms of the performance goals established for the Plan.

                                 AGENDA ITEM 4
         APPROVAL OF DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

    On April 20, 1994, the Board of Directors adopted the Deferral Election Plan for Non-Employee Directors (the "Deferral Plan"). Subject to approval by the Corporation's stockholders at this Annual Meeting, the Deferral Plan will be effective as of June 30, 1994. The purpose of the Deferral Plan is to encourage and enable the non-employee members of the Board of Directors to increase their holdings in the stock of the Corporation and to provide such directors with a degree of financial flexibility respecting the receipt of income. Participation in the Deferral Plan is voluntary. The Deferral Plan changes the manner in which fees and retainers may be paid, but does not alter the level of compensation of directors.

    The primary features of the Deferral Plan are summarized below. The summary is qualified by reference to the complete text of the Deferral Plan, which is attached to this Proxy Statement as APPENDIX B.

    The Deferral Plan provides directors (other than directors who are employees of the Corporation or any of its subsidiaries), with the option of receiving in the form of cash or Common Stock of the Corporation all or part of their directors' compensation (whether retainers, meeting fees, or cash dividends on Common Stock previously deferred under the Deferral Plan) on a deferred basis. A director must indicate at the time an election is made whether and to what extent, but only in multiples of 50%, the deferral is to be in the form of cash or Common Stock of the Corporation. A director electing to participate in the Deferral Plan must file an election with the Corporation prior to the first day of any calendar year for which the election is to apply (except that with respect to the six month period beginning July 1, 1994, the deadline for filing elections was June 30, 1994, and three of the eligible directors filed elections). Once filed, an election is irrevocable for the calendar year (or initial six month period) to which it relates.

    To the extent a participant elects to defer for the purpose of purchasing stock, the amounts so deferred during each six month period beginning July 1 and January 1 (a "Plan Period"), as the case may be, and interest accrued thereon during such Plan Period (as described below), will be used to purchase stock of the Corporation on the next following January 2 or July 1, if a business day or, if not, the first business day thereafter (the "Date of Purchase"). For example, amounts elected by June 30, 1994 to be deferred during the initial six-month Plan Period beginning July 1, 1994, will be applied to purchase stock of the Corporation on January 3, 1995. Shares will be purchased at their then "fair market value." For purposes of the Plan, the fair market value of the Corporation's Common Stock as of any date means (a) the closing price (or, if not less than 31 days before a Date of Purchase under the Plan the Organization and Compensation Committee so determines, the average of all closing prices during  the  30  days preceding  such  purchase  date) of  Common  Stock  on the
Composite   Transaction    Reporting   System    on   the    New   York    Stock

Exchange on such date or (b) in the absence of a reported sale for such date (or dates), the average of the reported closing bid and asked prices for a share of Common Stock on such Exchange.

    Amounts deferred under the Deferral Plan (and which have not previously been applied to the purchase of stock) accrue interest during each Plan Period from the date such amounts would otherwise be payable at a rate equal to the average prime rates charged by Bankers Trust Company of New York on the first day of each month of the Plan Period.

    The Deferral Plan also allows participants in the Directors' 1990 Deferred Compensation Plan (the "Prior Plan") to make a one-time election to roll over cash deferrals under the Prior Plan into the Deferral Plan in the form of cash or Common Stock of the Corporation (which would be purchased for his account under the Deferral Plan on January 3, 1995) for the remainder of the previously elected deferral period under such plan. If a participant in the Prior Plan does not make the one-time election or elects to continue to defer in the form of cash, all amounts not deferred in the form of stock would constitute a cash deferral under the Deferral Plan as of the close of this Annual Meeting.

    The Deferral Plan is unfunded and directors have only an unsecured contractual right to receive cash and/or Common Stock, except that shares of Common Stock purchased for the account of a director under the Deferral Plan should not be subject to the claims of the Corporation's creditors. The rights of non-employee directors under the Deferral Plan are not assignable and are not subject to the debts or obligations of the non-employee directors. The amount of shares subject to the Deferral Plan shall not exceed 50,000 shares of the Corporation's authorized but unissued Common Stock.

    The Corporate Governance Committee will administer the Deferral Plan. Subject to the limitations of the Deferral Plan, the Committee will have authority to: interpret the Deferral Plan; adopt rules relating to the Plan; and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

    The Board reserves the right to amend, suspend, or terminate the Deferral Plan; provided, the Board may not, without stockholder approval, materially increase the number of shares that are subject to the Deferral Plan, materially modify the requirements for eligibility, or materially increase the benefits accruing to participants under the Deferral Plan. The Board may, however, acting alone, amend the Deferral Plan if in the opinion of counsel to the Corporation stockholder approval of such amendment is not required under the Securities Exchange Act of 1934 (including the rules and regulations thereunder) to continue to satisfy the applicable requirements for exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934.

    The affirmative vote of the holders of a majority of the outstanding shares of the Corporation's 4% Cumulative Preferred Stock and Common Stock entitled to vote at the meeting, voting without regard to class, is required to approve the Deferral Plan. THE

BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE DEFERRAL PLAN (ITEM 4 ON THE PROXY CARD). Should the Deferral Plan not be approved by the Corporation's stockholders, the features of the Deferral Plan relating to the purchase of Common Stock of the Corporation would not be implemented and previously elected deferrals for application to the purchase of Common Stock would be nullified and treated as cash deferrals.

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation information for Mr. Holman and the four other executive officers most highly compensated in fiscal 1994. Executive officers are the corporate officers of the Corporation elected by the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                  -----------------------------------
                                                    ANNUAL COMPENSATION
                                            -----------------------------------          AWARDS
                                                                       OTHER      ---------------------     PAYOUTS     ALL OTHER
                                                                      ANNUAL                   OPTIONS/   -----------    COMPEN-
                                             SALARY                   COMPEN-     RESTRICTED     SARS        LTIP         SATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)      BONUS ($)   SATION ($)    STOCK (6)     (#)(7)    PAYOUTS ($)     ($)(8)
- - ------------------------------------  ----  ---------   ---------   -----------   ----------   --------   -----------   ----------
C. R. Holman (1)
  President and Chief Executive       1994  $ 525,060   $ 470,000       (4)       $ 846,973     31,300    $        0    $13,634
   Officer
  President and Chief Executive       1993    433,013     220,000                   945,638     30,000             0     15,543
   Officer
  Vice President, President, MMI      1992    322,860     220,000                   209,022     12,000             0     10,746
M. G. Nichols
  Vice President, President, MCI      1994    341,940     220,000       (4)         196,763     13,500             0      7,095
  (all three years)                   1993    322,560     140,000                   228,600     18,000             0      6,084
                                      1992    278,600     160,000                   190,020     10,000             0      9,764
R. G. Moussa (2)
  Vice President, President, MMI      1994    312,000     175,000       (4)         196,763     13,500             0     12,948
  Vice President, President, MMI      1993    265,937     130,000                   217,290     12,000             0      8,920
  Senior Vice President and Group     1992    210,540     107,000                    86,459      5,300             0      7,369
   Executive, MMI
W. J. Mercer (2)
  Vice President, President, MVI      1994    312,000     169,300   $ 62,459(5)     196,763     13,500             0     88,391(9)
  Vice President, President, MVI      1993    259,585     130,000    133,329(5)     217,290     12,000             0     85,269(9)
  Senior Vice President and Group     1992    190,260     102,800                    86,459      5,300             0      7,991
   Executive, MMI
B. L. Hayes (3)
  Vice President, Organization &      1994    207,600     125,000       (4)          89,438      6,500             0     10,338
   Human Resources                    1993    192,000      89,000                    95,250      6,000             0      4,570
   (all three years)                  1992    179,040      85,000                    95,010      6,000             0      7,676

- - ----------------------------------
(1) Became President and Chief Executive Officer of the Company on December 10, 1992. Was Vice President and President MMI until then.
(2) Became executive officers of the Company on December 10, 1992; were Senior Vice Presidents of MMI until then. Effective July 20, 1994, W. J. Mercer resigned as an officer and employee of both the Company and MVI.
(3) Since January 1, 1993, Mrs. Hayes has also served as Vice President, Human Resources of MVI.
(4) Value of non-cash personal benefits (perquisites) is omitted because the aggregate amount of such benefits does not exceed the lesser of $50,000 or 10% of salary plus bonus of such officer.
(5) For fiscal 1993, includes $65,000 for business and business-related affiliations provided by the Company incident to his new position and $55,264 as tax payment reimbursements in connection with Mr. Mercer's promotion and relocation. For fiscal 1994, includes $38,988 as tax payment reimbursements in connection with Mr. Mercer's relocation.
(6) Under the Long-Term Incentive Plan for Senior Management, a three-year Plan which ended June 30, 1994, awards of 156,339 restricted shares of the Company's common stock were made in July 1991 for the first year of the Plan to 47 individuals, including Mr. Holman, 6,600 shares, Mr. Nichols, 6,000 shares; Mr. Moussa, 2,730 shares; Mr. Mercer, 2,730 shares; and Mrs. Hayes, 3,000 shares. On July 1, 1992, awards totaling 141,500 restricted shares were made to 45 individuals, including Mr. Holman, 6,600 shares; Mr. Nichols, 7,200 shares; Mr. Moussa, 2,730 shares; Mr. Mercer, 2,730 shares; and Mrs. Hayes, 3,000 shares. In December, 1992, additional awards of 21,810, 3,870, and 3,870 restricted shares were made to Messrs. Holman, Moussa and Mercer, respectively, concurrent with their promotions. During fiscal 1994, awards totaling 132,832 restricted shares were made to 41 individuals, including Mr. Holman, 28,410 shares; Mr. Nichols, 6,600 shares; Mr. Moussa, 6,600 shares; Mr. Mercer, 6,600 shares; and Mrs. Hayes, 3,000 shares. Valuation in the Table is based on the market price of the stock at the time of grant. At June 30, 1994, the total number and market value of restricted stock holdings for the named executive officers were:
     Mr. Holman, 63,420 shares ($2,061,150); Mr. Nichols, 19,800 shares ($643,500); Mr. Moussa, 15,930 shares ($517,725), Mr. Mercer, 15,930 shares
     ($517,725); and Mrs. Hayes, 9,000 shares ($292,500). All restricted shares have now vested in accordance with the terms of the Plan. Each named officer elected to have shares withheld to satisfy income tax withholding requirements when the shares vested. Dividends were paid on the restricted shares at the same rate as paid to all share owners.
(7) Stock option grants in fiscal years 1992 and 1993 include limited stock appreciation rights that apply only in the event of a change in control of the Company. Stock option grants do not include SARs.
(8) The amount of the Company's contributions under the Investment Plan, which is described on page 29 below.
(9) For fiscal 1993, includes an allowance upon relocation of $75,000. For fiscal 1994, includes $80,000 for the balance of a special relocation allowance and reimbursement by the Company of a loss realized by Mr. Mercer on the sale of his residence upon relocation.

STOCK OPTIONS

    The Corporation has three stock option plans: the Directors Plan described at pages 8-9 above, which is limited to non-employee directors, the 1973 Stock Option and Award Plan (the 1973 Plan) and the 1981 Stock Option Plan (the 1981
Plan). Non-employee directors are not eligible for grants under the latter two plans. The 1981 Plan expired in accordance with its terms on December 16, 1991, except as to then outstanding grants and awards. The terms of options thereunder are substantially the same as the terms of options under the 1973 Plan. The 1973 Plan is a non-qualified plan under Section 401(a) of the Internal Revenue Code. Until fiscal 1990, grants of Common Stock under the Plan were largely limited to officers and key managers. In 1990, pursuant to amendments approved by the stockholders that enlarged eligibility for grants, all employees of the Corporation worldwide are now eligible for grants, and the Corporation has made grants periodically to virtually all of its then current regular employees. The following two tables are summaries of all employee stock options granted in fiscal 1994 and all employee stock options exercised in fiscal 1994 and remaining outstanding at the close of fiscal 1994 for each named officer.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                        INDIVIDUAL GRANTS
                                                                    ----------------------------------------------------------
                                                                                      PERCENT OF
                                                                                        TOTAL
                                                                      NUMBER OF        OPTIONS/
                                                                     SECURITIES      SARS GRANTED
                                                                     UNDERLYING         TO ALL
                                                                      OPTIONS/       EMPLOYEES IN    EXERCISE OR
                                                                    SARS GRANTED     FISCAL YEAR     BASE PRICE     EXPIRATION
NAME                                                                   (#)(1)            (2)           ($/SH)          DATE
- - -----------------------------------------------------------------   -------------    ------------    -----------    ----------
C. R. Holman.....................................................         31,300             2.3%    $     35.01     11/29/03
M. G. Nichols....................................................         13,500             1.0           35.01     11/29/03
R. G. Moussa.....................................................         13,500             1.0           35.01     11/29/03
W. J. Mercer (4).................................................         13,500             1.0           35.01     11/29/03
B. L. Hayes......................................................          6,500             0.5           35.01     11/29/03
Gain for all Shareholders at Assumed Rates of Appreciation (5)................................................................


                                                                              POTENTIAL REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION
                                                                                  FOR OPTION TERM (3)
                                                                    -----------------------------------------------
                                                                      0% ($)           5% ($)           10% ($)
NAME                                                                 ($35.01)         ($57.03)          ($90.81)
- - -----------------------------------------------------------------   -----------    --------------    --------------
C. R. Holman.....................................................   $        0     $      689,226    $    1,746,540
M. G. Nichols....................................................            0            297,270           753,300
R. G. Moussa.....................................................            0            297,270           753,300
W. J. Mercer (4).................................................            0            297,270           753,300
B. L. Hayes......................................................            0            143,130           362,700
Gain for all Shareholders at Assumed Rates of Appreciation (5)...            0     $1,695,677,251    $4,296,947,801

- - ------------------------------
(1) These awards were made pursuant to the 1973 Stock Option and Award Plan. Under this Plan, the option price must not be less than 100% of the fair market value of the stock at the time the option is granted. "Fair market value" is defined in the Plan to be the average of the means between the highest and lowest prices at which the stock is traded for each of the fifteen business days preceeding the date of grant as reflected on the composite tape of New York Stock Exchange issues. An employee is obligated to remain in the employ of the Company or its subsidiaries for at least one year from the date of grant before he or she may exercise any such option and not more than 50% of the shares granted may be exercised within the twelve months after that year. The option becomes fully exercisable two years after the grant date. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions.

(2) The Company granted options to purchase a total of 1,348,680 shares of its Common Stock to employees in fiscal 1994, including the options granted to the named executive officers as stated in this table. Options granted to employees in fiscal 1994 have an average exercise price of $34.72 per share and expire at various times, 10 years from the respective grant dates.

(3) Total dollar gains based on indicated rates of appreciation over a 10 year term. Assumed future stock prices are shown in parentheses.

(4) The options granted in fiscal 1994 to Mr. Mercer have expired as a result of his resignation, which occurred in July 1994. The information in this table is as of June 30, 1994 and, therefore, does not reflect the expiration of these options.

(5) Hypothetical dollar gains based on the 77,006,233 common shares outstanding (less shares held in treasury) at June 30, 1994, for comparison with assumed appreciation in shares subject to options granted in fiscal 1994 to each of the named executive officers.

    The potential realizable value of each grant of employee stock options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, are shown above. Hypothetical future values, based on the difference between the option price at date of grant and the stock prices shown in parentheses, indicate what gain would be realized if such options were exercised immediately prior to their expiration date. The actual future gain, if any, of the stock options will depend upon the future appreciation in the market price of the Company's Common Stock. There is no assurance that the assumed future values reflected in the preceding table will actually be attained. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                          NUMBER OF UNEXERCISED                  VALUE OF UNEXERCISED IN-
                                                             OPTIONS/SARS AT                      THE-MONEY OPTIONS/SARS
                                                              FY-END (#)(1)                           AT FY-END ($)
                    SHARES ACQUIRED  VALUE REALIZED  --------------------------------  --------------------------------------------
       NAME         ON EXERCISE (#)       ($)         EXERCISABLE     UNEXERCISABLE     EXERCISABLE (2)       UNEXERCISABLE (3)
- - ------------------  ---------------  --------------  -------------  -----------------  -----------------  -------------------------
C. R. Holman......             0       $        0         90,000           46,300        $     751,020            $       0
M. G. Nichols.....             0                0        101,800           22,500            1,277,964                    0
R. G. Moussa......             0                0         33,800           19,500              265,050                    0
W. J. Mercer (4)..             0                0         33,800           19,500              265,050                    0
B. L. Hayes.......         4,500           72,878         16,500            9,500               81,570                    0

- - ------------------------------
(1) All outstanding options, except those granted in fiscal 1994, have limited stock appreciation rights attached. LSARs have been granted only with options to officers of the Company subject to the requirements of Section 16(a) of the Securities Exchange Act of 1934. An LSAR is exercisable only if attached to an exercisable option and only during a 90-day period following a Board determination that a tender offer has been made.

(2) Exercisable column is based on June 30, 1994 market price of $32.50 per share less option exercise at base price. These values are presented pursuant to SEC rules and the actual amount, if any, realizable upon exercise will depend upon the market price of the common stock relative to the exercise price per share of common stock at the time the stock options are exercised. There is no assurance that the values of unexercised in-the-money options reflected in the table will be realized.

(3) Zero amounts are shown in the unexercisable column because none were in-the-money options.

(4) All unexercisable options held by Mr. Mercer have expired as a result of his resignation, which occurred in July 1994. The information in this table is as of June 30, 1994 and, therefore, does not reflect the expiration of his unexercisable options.

LONG-TERM PERFORMANCE INCENTIVE PLANS

    The Company had two long-term incentive plans, both of which ended June 30, 1994. The Long-Term Incentive Plan for Senior Management applied to officers of the Company and senior management of the Company's operating subsidiaries who had the potential to make substantial contributions to the success of the Company. Awards to the named officers for the three fiscal years of the Plan are shown in the Summary Compensation Table. All awards of restricted common stock vested in accordance with the terms of the Plan. The second three-year plan, the Long-Term Incentive Plan for Key Middle Managers, involved awards of non-qualified stock options over and above the normal stock option program for key managers, on the basis of individual performance objectives for the 39 participants.

    On July 1, 1994 the Company implemented (subject to stockholder approval) a new three-year Long-Term Incentive Compensation Plan for approximately 50 of its key executives. The Plan is designed to provide competitive compensation based on the attainment of certain long-term financial objectives which have been approved by the Organization and Compensation Committee of the Board of Directors. The Plan is described in greater detail on pages 15-18 and is set forth in full in APPENDIX A.

PENSION PLANS

    The Corporation maintains a non-contributory qualified pension plan, the Mallinckrodt Retirement Plan, which covers virtually all salaried employees, including officers, and most non-union hourly employees. The Corporation also has the Supplemental Executive Retirement Plan which is to provide a supplemental pension benefit for managers above a specified salary grade who have been approved for participation by the Chief Executive Officer.
Participants include the named officers and generally are limited to key managers of the Corporation and its subsidiaries.

    Based on certain assumptions, including continuance of the qualified pension plan and the Supplemental Executive Retirement Plan, the following table shows the estimated annual pension benefits which would be payable to participants in both plans who are in specified compensation and years-of-service classifications, at normal retirement age (65), based upon a straight-life annuity form of benefit. Social Security benefits and applicable integration adjustments are not reflected. If elected, any of several optional forms of pension (apart from the lump sum option) would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary.

ANNUAL AVERAGE OF HIGHEST
    FIVE YEARS COVERED
 REMUNERATION FOR PENSION                            ANNUAL BENEFITS FOR YEARS
  PURPOSES IN TEN YEARS                                 OF SERVICE INDICATED
     PRECEDING NORMAL       ----------------------------------------------------------------------------
     RETIREMENT DATE         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- - --------------------------  -----------  -----------  -----------  -----------  -----------  -----------
      $      100,000        $    40,000  $    50,000  $    60,000  $    60,000  $    60,000  $    60,000
             125,000             50,000       62,500       75,000       75,000       75,000       75,000
             150,000             60,000       75,000       90,000       90,000       90,000       90,000
             175,000             70,000       87,500      105,000      105,000      105,000      105,000
             200,000             80,000      100,000      120,000      120,000      120,000      120,000
             300,000            120,000      150,000      180,000      180,000      180,000      180,000
             400,000            160,000      200,000      240,000      240,000      240,000      240,000
             500,000            200,000      250,000      300,000      300,000      300,000      300,000
             600,000            240,000      300,000      360,000      360,000      360,000      360,000
             700,000            280,000      350,000      420,000      420,000      420,000      420,000
             800,000            320,000      400,000      480,000      480,000      480,000      480,000
             900,000            360,000      450,000      540,000      540,000      540,000      540,000
           1,000,000            400,000      500,000      600,000      600,000      600,000      600,000
           1,100,000            440,000      550,000      660,000      660,000      660,000      660,000

    A subsidiary of the Corporation, Mallinckrodt, Inc., had a separate Supplemental Executive Retirement Plan, a non-contributory, non-qualified pension plan to provide upon retirement an additional pension benefit for its key executives. As amended, the Plan has been incorporated into the Corporation's SERP and the terms thereof now apply only to four current executives of the Corporation (including two of the named executive officers, Messrs. Holman and Nichols). The following table shows the additional amount of retirement benefit payable to those executives based upon a life only form of annuity commencing at age 65:

ANNUAL AVERAGE OF HIGHEST
   THREE YEARS COVERED
 REMUNERATION FOR PENSION                    NET ADDITIONAL ANNUAL BENEFITS
  PURPOSES IN TEN YEARS                      FOR YEARS OF SERVICE INDICATED
     PRECEDING NORMAL       ----------------------------------------------------------------
     RETIREMENT DATE         10 YRS.    15 YRS.    20 YRS.    25 YRS.    30 YRS.    35 YRS.
- - --------------------------  ---------  ---------  ---------  ---------  ---------  ---------
      $      100,000        $   4,600  $   5,750  $   1,330  $   6,900  $   6,900  $   6,900
             125,000            5,750      7,188      1,663      8,625      8,625      8,625
             150,000            6,900      8,625      1,995     10,350     10,350     10,350
             175,000            8,050     10,063      2,328     12,075     12,075     12,075
             200,000            9,200     11,500      2,660     13,800     13,800     13,800
             300,000           13,800     17,250      3,990     20,700     20,700     20,700
             400,000           18,400     23,000      5,320     27,600     27,600     27,600
             500,000           23,000     28,750      6,650     34,500     34,500     34,500
             600,000           27,600     34,500      7,980     41,400     41,400     41,400
             700,000           32,200     40,250      9,310     48,300     48,300     48,300
             800,000           36,800     46,000     10,640     55,200     55,200     55,200
             900,000           41,400     51,750     11,970     62,100     62,100     62,100
           1,000,000           46,000     57,500     13,300     69,000     69,000     69,000
           1,100,000           50,600     63,250     14,630     75,900     75,900     75,900

    Covered compensation includes salary, annual bonus, overtime, and salary reduction contributions to 401(k) plans, to which deferred compensation and amounts in excess of ERISA limitations are added by the SERP; covered compensation is reflected in the Summary Compensation Table, exclusive of long-term compensation and perks. The current covered remuneration and credited years of service for the individuals named in the Summary Compensation Table (excluding Mr. Mercer) are as follows:

                                                        REMUNERATION     CREDITED YEARS OF
                                                         COVERED BY         SERVICE AT
                                                        PENSION PLANS         6/30/94
                                                       ---------------  -------------------
Mr. Holman...........................................      1,050,020    17 yrs., 10 mos.
Mr. Nichols..........................................        596,200    14 yrs., 11 mos.
Mr. Moussa...........................................        518,200    16 yrs., 5 mos.
Mrs. Hayes...........................................        345,200    15 yrs., 9 mos.

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

    See pages 13-14 above regarding contracts with officers and key managers. In April 1988 the Corporation adopted the Management Compensation and Benefit Assurance Program to ensure that persons who were then or thereafter became officers and other key managers would receive the compensation and benefits that have been committed to or are reasonably expected by them under the terms of certain unfunded compensation and benefit plans, including reasonable severance in the event of involuntary termination without cause following a change in control. Under the Program trusts have been established (subject to the rights of creditors of the Corporation) and letters of credit have been obtained so that the Corporation's commitments, grants and awards to such personnel will be honored, including deferred compensation, annual bonus, long term incentive compensation, supplemental retirement provisions, contingent employment and gross-up agreements (described at pages 13-14 above), and stock options and related LSAR's. The annual cost to the Corporation to maintain the Program in fiscal 1994 was $364,000. The amount of funding under the letter-of-credit arrangements that would occur if the Board of Directors determined funding was appropriate would depend upon the Corporation's outstanding compensation commitments subject to the Program at the time and the extent the Board then determined to fund them.

    Also in April 1988, and for the same reasons, the Corporation adopted a severance and benefit assurance policy for all full-time salaried employees assigned to corporate staff functions, exclusive of those having contingent employment agreements referred to above (approximately 57 employees in all). Only such employees who are involuntarily terminated without cause within three years after a change in control of the Corporation would participate. The amount of severance paid would depend upon length of service and salary grade and amount.

    "Change in control" of the Corporation is defined to occur when any of the following occurs: (a) a report under the securities laws is required that a change in control has occurred; (b) a person becomes the beneficial owner of 20% or more of the voting power of the Corporation; (c) the present and their successor directors cease to be a majority of the Board of Directors; (d) a merger of the Corporation in which less than 50% of the voting power is retained by the pre-merger shareholders; and (e) the sale of all or substantially all of the assets of the Corporation. "Absolute Change in Control" means either the occurrence of the event in clause (c) above or a person becomes the owner of 50% or more of the voting power.

INVESTMENT PLAN AND OTHER BENEFITS

    The Corporation has an Investment Plan under which salaried and most non-union hourly employees of the Corporation, including officers, who elect to participate in the Plan may make regular contributions by salary reduction and/or by payroll deduction of from one percent to a maximum of fifteen percent of their annual base salaries. Under the Plan and subject to certain statutory limitations, the Corporation contributes an amount equal to 20 percent, or such greater amount as may be approved by the Board of Directors, of a participant's contributions up to 6 percent of his or her annual base salary. For fiscal 1994, the Corporation's contribution in excess of 20 percent depended and was based upon Mallinckrodt's return on invested capital, and was an additional 67% for a total of 87%. All contributions are invested, as selected by the participant, in a Fixed Income Fund (composed primarily of contracts with two insurance companies), a Mallinckrodt Group Inc. Stock Fund, an S&P 500 Index Fund, and a Balanced Fund. The Corporation's contributions to the Plan on behalf of the named officers are reflected in the Summary Compensation Table.

    The Corporation provides life insurance coverage for officers and key employees. Coverage equals up to four times annual salary and is provided at corporate expense, one-half by means of individual permanent insurance (which is to continue in effect after retirement) and the other half by individual term insurance (which will be discontinued at retirement unless the cost is assumed by the executive). The Corporation also maintains a supplemental death benefit program which provides individual pre-tax death benefits up to $2,000,000, depending on a participant's position in the organization, for certain current and former Mallinckrodt employees, including Messrs. Holman and Nichols.

    The fiscal 1994 cost to the Corporation for present and retired executives in the above life insurance programs was $507,902, of which $43,990 was for officers. The imputed cost of coverage for the named officers is included under Other Annual Compensation in the Summary Compensation Table.

    The Corporation maintains a comprehensive employee benefit program which provides medical, dental, death, disability and similar benefits in the context of a cafeteria benefit plan as defined in Section 125 of the Internal Revenue Code. Employees may pay for certain benefits by means of salary reduction contributions pursuant to the plan, known as the Flexsecurity Plan.

               REPORT OF ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Company's primary financial objective is to maximize shareholder value over time. To this end, the Company has created a comprehensive business strategy. The overall goal of the Organization and Compensation Committee of the Board of Directors (the "Committee") is to develop and administer total compensation policies which are aligned with the Company's strategic business objectives. The Committee recommends compensation actions for the President and Chief Executive Officer and for all other corporate officers to the Board for approval. The Committee approves the compensation for all other key executives. The Committee is composed entirely of independent outside directors.

    There are certain guiding principles to which the Committee adheres in structuring the compensation packages of key executives including the five named executive officers. These are:

GUIDING PRINCIPLES

    - PAY AT RISK. At least half of TOTAL compensation for executives is composed of short-term and long-term performance-based variable pay. The Committee believes in placing a high percentage of executives' compensation at risk to join their interests with the interests of the Company's stockholders.

    - MANAGEMENT CONTINUITY. Compensation programs are structured to attract, motivate and retain LONG-TERM, those individuals who can contribute to the creation of shareholder value.

    - EQUITY-BASED COMPENSATION. Equity-based plans comprise a major part of the variable portion of total compensation to link compensation to Company performance and shareholder interests.

    - COMPETITIVENESS. The total compensation programs are designed to provide executives with an OPPORTUNITY to earn at a level well above the median practices of other Fortune 500 companies, IF COMPANY PERFORMANCE IS SUBSTANTIALLY HIGHER THAN THAT ACHIEVED BY OTHER COMPANIES IN THE COMPANY'S "COMPARATOR GROUP" (AS DEFINED BELOW). The Company's ability to significantly challenge and motivate its management team is enhanced by providing executives the opportunity to earn at this level of compensation.

COMPONENTS OF EXECUTIVE COMPENSATION

    The four elements of executive compensation are:

    - Base Salary

    - Annual Incentives

    - Long-Term Incentives

    - Other Benefits

    These elements are structured to recognize meaningful differences in individual performance and cumulatively to provide executives with the OPPORTUNITY to significantly exceed competitive levels of total compensation if the Company's performance significantly exceeds that of its competitors. In structuring compensation, the Committee reviews competitive data provided by independent compensation consultants. These data compare the Company's compensation levels and practices to a group of companies (the "comparator group") that tend to have similar sales volumes, similar lines of business, and an established record of successful performance against financial measures deemed important by the Company. Competitive data for compensation programs includes that from many of the companies in the S&P indices shown in the performance graph on page 36 below.

    The Committee periodically revises the mix of the various components of total compensation. Currently, base salary comprises about 35%, annual incentive approximately 15%, and long-term incentives about 50% of the total compensation package. The entire pay package is considered in setting the individual components.

    BASE SALARY. Base salary increases are provided to executives based on an evaluation of each executive's performance, salary levels within the comparator group, as well as the performance of the Company as a whole. In addition to measuring performance in financial terms, the Committee also evaluates the success of the executive in areas that cannot be measured by traditional accounting criteria, including the development and execution of strategic plans, the growth and development of management and employees, and the exercise of leadership within the industry and in the communities that the Company serves. Salary reviews normally occur at twelve-month intervals.

    ANNUAL INCENTIVES. A target annual incentive is established for each executive in the form of percentage of salary range midpoint. Incentives earned are based primarily on: performance of the executive's operating unit (specifically, achievement of pre-established profit, return on invested capital, revenue, and cash flow objectives); contribution of the relevant operating unit to implementation of the Company's strategic plan; achievement by the executive's operating unit of non-financial goals, such as employee safety and environmental compliance; and individual performance against pre-established objectives. Actual incentives paid can range from 0% to 175% of target. For the Chief Executive Officer and staff executives, incentives earned are based on Mallinckrodt Group Inc. earnings per share performance and individual performance. In fiscal 1994, for each of the three company presidents, seventy-five percent of the annual incentive was based on the performance of their respective business unit and twenty-five percent was based on Mallinckrodt Group Inc. performance. For the Company's fiscal year beginning July 1, 1994, the annual incentives for the company presidents will be based fifty percent on performance of the respective business unit and fifty percent on Mallinckrodt Group Inc. performance.

    LONG-TERM INCENTIVES. Long-term incentives comprise about half of the total compensation for key executives, including the five named executive officers. Each form of the long-term incentives is discussed below.

    - LONG-TERM INCENTIVE PLAN. For the three fiscal years ended June 30, 1994, the Company had a three-year plan that applied to officers of the Company and senior management of the Company's operating subsidiaries who had the potential to make substantial contributions to the success of the Company. Awards of restricted shares were made under the Plan on July 1, 1991, July 1, 1992, and July 1, 1993 based both on Company and individual performance against specific objectives approved by the Committee and the Board. Objectives were both short-term and long-term and included objectives directly relating to improvements in the Company's financial performance over the three-year plan and beyond (such as objectives regarding operating earnings, return on invested capital, and asset management), as well as qualitative factors that were designed to further the Company's strategic business plan, such as product and market development, demonstrated leadership, and management development.

         Restricted stock awards were intended to be a mechanism for aligning management and stockholders' interests. The Company's long-term performance ultimately determined the compensation derived from restricted stock, since the value was dependent on the long-term growth of the Company's stock price. All awards vested June 30, 1994. Dividends were paid on the restricted shares. There were 48 participants in this Plan.

         Effective July 1, 1994, the Company implemented (subject to stockholder approval) a new three-year Long-Term Incentive Compensation Plan (the "Plan") for approximately 50 of its key executives. Target levels of incentive compensation established for each participant are competitive with levels for similar compensation prevailing within the Company's comparator group. These levels of compensation, however, will be achieved ONLY if a combination of vigorous financial goals have been achieved at the end of the three-year performance cycle. Such goals will include any or all of the following: net after-tax income; net after-tax income per share; earnings from continuing operations; earnings from continuing operations per share; operating earnings; operating earnings per share; return on assets; return on equity; return on invested capital; debt ratings; revenues; and revenue growth. The specific performance goals vary among business groups within the Company and were determined, in part, by reference to the projected performance of other companies in the Company's comparator group (based on published analysts' consensus expectations for such other companies as of Plan inception). Compensation for corporate officers will be based entirely on performance of the Company against established goals. Compensation for all other participants will be based both on performance of the Company and the performance of their organization against the established goals. A further discussion of this Plan appears on pages 15-18 and a copy of the Plan is attached to this Proxy Statement as APPENDIX A.

    - STOCK OPTIONS. Non-qualified stock options are granted to provide key executives with the opportunity to acquire an equity interest in the Company and to share in the appreciation of the value of the stock. Again, grant size and potential compensation value are based on option programs utilized by companies in the comparator group. Normally stock options are granted annually to key executives. THE COMPANY HAS NEVER RE-PRICED ANY STOCK OPTION GRANT.

         As part of the same program, stock option grants are made annually, on the same date and at the same option price as for executives, to virtually all of the employees on the grant date of the Company worldwide.

    BENEFITS. In addition to the executive compensation programs, executives are provided with various benefits. Generally the benefits offered to executives are largely those offered to the general employee population. Additionally, executives are provided with a higher level of life insurance and disability coverage, as well as other benefits such as tax planning, annual physical, and luncheon club memberships for business purposes. The executive officers along with certain other executives are also covered by a Supplemental Executive Retirement Plan (SERP). One of the primary purposes of this Plan is to attract and retain high caliber mid-career talent. Further information on this Plan is provided on pages 26-28.

DISCUSSION OF COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Mr. Holman's compensation for fiscal 1994 was determined in accordance with the executive compensation policies as described above. In addition, the Committee considered the compensation of chief executive officers of other companies in the comparator group.

    Mr. Holman received a promotional increase of 43% upon becoming Chief Executive Officer in December 1992. Taking account of a merit increase of 5% granted to Mr. Holman on July 1, 1993, his resultant base salary placed him at about 72% of the median level of the comparator group, which given his short time in the position, the Committee deemed appropriate.

    Mr. Holman was granted an annual incentive of $470,000 for fiscal 1994 based on Mallinckrodt Group Inc. per share earnings performance which was slightly above target.

    Mr. Holman received a final award of 28,460 restricted shares on July 1, 1993 under the Long-Term Incentive Plan for Senior Management.

    On November 30, 1993, the Committee approved a stock option grant for Mr. Holman of 31,300 shares.

    The numbers of restricted shares and stock options granted to Mr. Holman are consistent with the targeted levels established for the Chief Executive Officer based on practices within the comparator group.

    The executive compensation programs of the Company cannot anticipate all situations which may occur from time to time. When unusual circumstances occur, the Committee reserves the right to take appropriate actions which, in its best judgment, are in the best long-term interests of the Company and its shareholders.

IMPACT OF RECENT TAX LEGISLATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, denies a tax deduction to any publicly held corporation such as Mallinckrodt Group Inc. for compensation in excess of $1 million paid to the chief executive officer or any of its four other most highly-compensated officers ("covered employees"). Certain performance-based compensation, however, is specifically exempt from the deduction limit. The determination of whether compensation is performance-based depends on several factors including: whether the compensation is payable solely on account of the attainment of one or more nondiscretionary objective performance goals established by an independent compensation committee of the board of directors; whether there has been disclosure to and approval by the stockholders of performance standards to be used in determining awards under the plan; whether the corporation's compensation committee is composed solely of "outside" directors; and whether prior to the payment of such compensation, the compensation committee has certified that applicable performance standards have been satisfied. Section 162(m) became effective January 1, 1994, and is applicable to the Company's fiscal year that commenced July 1, 1994.

    The Committee wishes to maximize the deductibility of compensation payments to the covered employees and, to that end, is seeking stockholder approval of the new Long-Term Incentive Compensation Plan as presented on pages 15-18. With stockholder approval, the Committee expects that compensation paid under the Long-Term Incentive Compensation Plan will qualify as performance-based compensation. In addition, under transition rules proposed by the Internal Revenue Service under Section 162(m), the Committee anticipates that compensation attributable to stock options under the 1973 Stock Option and Award Plan will similarly qualify as performance-based compensation in fiscal 1995.

    It is the Committee's policy to maximize the effectiveness, as well as the tax deductibility, of the Company's executive compensation programs. Therefore, the Committee considers it to be in the best interests of the Company's stockholders to retain discretion in the

Company's annual incentive program to reward executives based on a full range of performance criteria important to the Company's success. As a result of such discretion, compensation paid to covered employees under the annual incentive program will not be exempt from the deduction limit. If compensation paid to a covered employee under the annual incentive program, plus all other compensation paid to such employee during the fiscal year that is not exempt from the deduction limit, exceeds $1 million, the amount of such excess will not be deductible. In view of the anticipated compensation levels of the covered employees in fiscal 1995, the Committee expects the impact, if any, on the Company of any loss of deductions resulting from Section 162(m) will be immaterial.

                                           ORGANIZATION AND
                                           COMPENSATION COMMITTEE:
                                           Louis Fernandez, Chairman
                                           Alec Flamm
                                           Roberta S. Karmel
                                           Claudine Malone

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Except for Keith D. Bunnel, who retired as a director in October 1993, none of the members of the Organization and Compensation Committee during any part of the 1994 fiscal year have been at any time in the past an officer or employee of the Company or any subsidiary. For almost 16 years until 1962, but not since, Mr. Bunnel was employed by the Company, last as Administrative Manager of the then Industrial Minerals Division. There are no executive officer interlocks with another company. Mr. Pinet, a member of the Organization and Compensation Committee during part of the last fiscal year, has rendered (and continues to render) international consulting services for the Company and its subsidiaries for which he received $120,000 in fiscal 1994.

                               PERFORMANCE GRAPH

    The following graph compares the total return (assuming reinvestment of dividends and $100 invested on June 30, 1989) of Mallinckrodt common stock with those of the S&P 500, S&P Health Care Composite, and S&P Specialty Chemicals Group indices:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           Mallinckrodt Group    S&P Health Care    S&P 500    S&P Chemicals
6/89                       100                100        100              100
6/90                    140.68             139.24     116.39           105.56
6/91                    227.00             172.47     124.99           113.79
6/92                    234.02             186.18     141.69           128.27
6/93                    223.35             163.62     160.92           151.72
6/94                    245.58             163.67     163.22           136.04

                           MISCELLANEOUS INFORMATION

    The Board of Directors and management know of no matters that will be presented for consideration at the meeting other than those stated in the Notice of Meeting and described in this Proxy Statement.

    Pursuant to the by-laws of the Corporation, and apart from matters included in the proxy statement, for a matter to be properly brought before the annual meeting for consideration a shareholder must, not less than seventy days and not more than ninety-five days before the date of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Corporation specifying certain details concerning the nature of the proposed business, including the reasons why it is sought to be raised and submitted for a vote of the stockholders, and otherwise meeting certain requirements of the by-laws. Full details regarding the requirements of the by-laws are available upon request to the Secretary. Pursuant thereto, the last day for receipt of such a notice to be effective for this meeting was August 10, 1994. Notwithstanding satisfaction of the notice and other requirements, the proposed business described in the notice may still be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy materials for, the meeting (or any supplement thereto) authorized by the Board of Directors.

    If any matter properly comes before the meeting the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment regarding such matter, including without limitation the election of a director or directors other than those nominated herein should an emergency or unexpected occurrence make the use of discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

    Proxies will be solicited to assure that stockholders who are unable to attend the meeting have the opportunity nonetheless to cast a vote on the issues to come before the meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegrams by directors, officers, and employees of the Corporation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Corporation has retained Georgeson & Co. to aid in the solicitation, at an estimated cost of $10,000, plus expenses. The cost of all proxy solicitation, including payments to Georgeson & Co., will be borne by the Corporation.

    For stockholders who may be interested in submitting a resolution for consideration at the next annual stockholders' meeting, the deadline pursuant to SEC rules for submitting such proposals for consideration for inclusion in the proxy statement will be May 16, 1995. The deadline for receipt of proposals subject to the above by-law will be August 9, 1995, on the assumption the Board will fix the date of next year's meeting on the third Wednesday in

October, as has been customary, or if the Board fixes another date, the tenth day following public disclosure of the meeting date. Proposals should be sent to the Secretary of the Corporation, 7733 Forsyth Blvd., St. Louis, Missouri 63105.

    Pursuant to Section 726(d) of the New York Business Corporation Law, shareholders of record entitled to vote for the election of directors are hereby informed that the Corporation has renewed its directors and officers indemnification insurance for one year effective June 1, 1994. The insurance carriers are National Union Fire Insurance Co., Aetna Casualty and Surety Co., Reliance Insurance Co., Federal (Chubb), and A.C.E. Insurance Co. Ltd. in various and successive layers of coverage that total $105,000,000 (subject to retention and co-insurance). The cost is $964,292. All directors and corporate and staff officers of the Corporation and of its wholly-owned subsidiary corporations are insured thereunder.

                                           By order of the Board of Directors

                                                [SIGNATURE]
                                           Roger A. Keller
                                           VICE PRESIDENT, SECRETARY AND
                                             GENERAL COUNSEL

Dated: September 13, 1994

                                                                      APPENDIX A

                            MALLINCKRODT GROUP INC.
                     LONG-TERM INCENTIVE COMPENSATION PLAN
                            (EFFECTIVE JULY 1, 1994)

    Section 1. PURPOSE. The purpose of the Mallinckrodt Group Inc. Long-Term Incentive Compensation Plan (the "Plan") is to further the long-term growth and profitability of Mallinckrodt Group Inc. (the "Corporation") by offering long-term incentives in addition to current compensation to officers and other key management of the Corporation and its subsidiaries (each, a "Subsidiary"), and to provide such participating employees with an equity position in the Corporation to further align their interests with those of the shareholders of the Corporation. The Plan is intended to provide an incentive compensation opportunity to participating employees of the Corporation and its Subsidiaries which is not subject to the limitation on deductions for federal income tax purposes contained in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and Treasury Regulations thereunder.

    Section 2.  ADMINISTRATION; SHAREHOLDER RATIFICATION.

    (a) The Plan shall be administered by the Organization and Compensation Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). The Committee is authorized, subject to the provisions of the Plan, from time to time to establish such rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan, and all rules, regulations, interpretations and determinations shall be binding on all participants (as defined below).

    (b) With respect to each Performance Cycle, the class of eligible participants pursuant to Section 3, the objective performance goals specified pursuant to Section 5, and the maximum award payable to any participant under
Section 4, must be disclosed to and approved by the Corporation's shareholders.

    Section 3. PARTICIPATION. Employees eligible to participate in the Plan shall consist of officers and other key management employees of the Corporation and its Subsidiaries who, in the opinion of the Committee, have significant potential for making substantial contributions to the success of the Corporation and its Subsidiaries. The Committee shall, at the beginning of each Performance Cycle (as defined below), determine, except as otherwise contemplated by the last sentence of Section 4, which of such officers and other key management employees shall participate in the Plan ("Participants") and the terms and conditions of such participation. The Committee shall report to the Board the names, classes (grades), or titles of the eligible Participants and, in general, the terms and conditions applicable to their participation with respect to a Performance Cycle. All employees designated as Participants shall be promptly advised of their participation.

    Section 4. LONG-TERM INCENTIVE AWARDS. Each designated Participant who is actively employed by the Corporation or a Subsidiary on the last day of a Performance Cycle is eligible to receive a long-term incentive award under this Plan based upon the attainment of objective performance goals established by the Committee for the Performance Cycle under Section 5 hereof. A Participant must be actively employed by the Corporation or a Subsidiary thereof on the last day of a Performance Cycle to receive an incentive award for such Performance Cycle. However, if a Participant's employment is terminated prior to the last day of a Performance Cycle by reason of the Participant's death, disability or Qualified Retirement, the Participant (or Participant's designated beneficiary in the event of his or her death), at the sole discretion of the Committee, shall be entitled to receive an amount determined by multiplying the incentive award which would have been payable had the Participant remained an employee through the last day of the Performance Cycle by a fraction, the numerator of which is the number of days during the Performance Cycle the Participant was employed by the Corporation or one of its Subsidiaries, and the denominator of which is 1,080. For purposes of this Plan, Qualified Retirement means retirement at or after age 55 except that Qualified Retirement shall not include a termination of the Participant's employment by the Corporation for Cause. If a Participant's employment with the Corporation or one of its Subsidiaries begins after the first day of a Performance Cycle, the Participant's incentive award for such Performance Cycle shall automatically be pro-rated utilizing the formula set forth in the preceding sentence.

    Section 5.  PERFORMANCE CYCLE; PERFORMANCE GOALS.

    (a) For purposes of this Plan, a Performance Cycle shall be a period of three (3) consecutive fiscal years of the Corporation. Prior to the beginning of each Performance Cycle, the Committee will establish, in writing, the objective performance goals applicable to each Participant or class of Participants for the Performance Cycle. The objective performance goals established by the Committee may be expressed in terms of financial, operating or other criteria, or any combination thereof, and may involve comparisons with respect to historical results of the Corporation and its Subsidiaries and operating groups or segments thereof, all as the Committee deems appropriate to achieve the purposes of the Plan as set forth in Section 1 hereof. However, each objective performance goal must be based upon or measured by criteria which would permit a third party, having knowledge of the relevant facts, to determine whether the objective performance goal was satisfied and calculate the amount of the award payable to a Participant.

    (b) The objective performance goals established by the Committee must preclude the discretion to increase the amount of any award payable to a Participant. However, to the extent permitted under Code Section 162(m) and the Treasury Regulations thereunder, the

Committee retains the discretion to eliminate or decrease the amount of any award otherwise payable to a Participant. Notwithstanding any other provision in this Plan, neither any discretion given to the Committee with respect to Participants' incentive awards, or the amount payable thereunder, nor any rights given to the Committee, if any, to adjust criteria or goals relating to an incentive award, may be exercised after a Change in Control which in any way adversely affects the amount of an incentive award for the Performance Cycle in which the Change in Control occurred (or for the immediately preceding Performance Cycle, if payment with respect thereto has not been made before the Change in Control occurs), or any Participant's rights with respect to either such Performance Cycle.

    Section 6. PAYMENTS. Amounts payable under the Plan shall be paid to Participants as soon as practicable after the end of each Performance Cycle. Amounts payable under this Plan shall be paid by the Corporation as follows: 50% of a Participant's incentive award shall be paid in cash, and 50% of a Participant's incentive award shall be paid by the delivery of that number of shares of the Corporation's common stock, par value $1.00 per share, determined by dividing (i) 50% of the Participant's incentive award by (ii) the average of the means between the highest and lowest prices of the Corporation's common stock for each of the fifteen business days preceding the last day of the Performance Cycle, as reflected in the Composite Tape for New York Stock Exchange issues. Notwithstanding any other provision of this Plan to the contrary, any shares of common stock to be delivered under this Section 6 to any
Section 16 reporting persons shall by their terms not be transferable for a period of six (6) months from the date of issuance thereof; provided however, that the six (6) month limitation on transferability shall not extend to any shares delivered to any Participant following a Change in Control of the Corporation.

    Section 7.  CHANGE IN CONTROL.

    (a) Notwithstanding Section 4 hereof, in the event a Participant's employment with the Corporation is terminated following a Change in Control of the Corporation by reason of (i) a termination by the Corporation without Cause or (ii) a termination by the Participant with Good Reason, then the Participant shall receive the amount which the Participant would have received had the Participant remained an employee of the Corporation or one of its Subsidiaries through the last day of the Performance Cycle in which the Change in Control occurred, with such incentive award to be based on the actual results at the end of the Performance Cycle.

    (b) For purposes of this Plan, a "Change in Control" of the Corporation shall mean, and be deemed to have occurred, on the date of the first to occur of any of the following:

        (i) there occurs a Change in Control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or

    Item 1 of Form 8-K, promulgated under the Securities Exchange Act of 1934 (the "Act") as in effect as of the first day of a Performance Cycle or, if neither item remains in effect, any regulations issued under the Act which serve similar purposes;

        (ii) any "person" (as such term is under in Sections 13(d) and 14(d)(2) of the Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation owning 20% or more of the combined voting power of the Corporation's then outstanding securities, provided however that the event described in this Section 7(b)(ii) shall not be deemed to have occurred by virtue of ownership of any securities of the Corporation by the Corporation or by any employee benefit plan sponsored or maintained by the Corporation;

       (iii) individuals who, as of the first day of a Performance Cycle, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, PROVIDED HOWEVER that (1) any person becoming a director subsequent to the first day of a Performance Cycle whose election, or nomination for election, by the Corporation's shareholders, was approved by a vote of at least 70% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (iii), considered as though such person were a member of the Incumbent Board, and (2) in the event that after the first day of a
    Performance Cycle, the Board by a vote of at least 70% of the directors comprising the Incumbent Board shall have reduced or enlarged the size of the Board of Directors or recommended to shareholders such a reduction or enlargement, upon such reduction or enlargement having occurred, the Board of Directors as so reduced or enlarged shall thereupon constitute the Incumbent Board for all purposes including, without limitation, for the purpose of determining what thereafter constitutes the majority or 70% specified above;

       (iv) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by shareholders of the Corporation prior to such merger or consolidation; or

        (v) the Corporation shall have sold all, or as determined by the Board, substantially all of its assets to another corporation or other entity or person.

    (c) For purposes of this Section 7 and Section 4, the term "Cause" means (i) the willful and continued failure of a Participant to perform his or her duties with the Corporation (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes the Participant has not substantially performed his or her duties, or (ii) willful misconduct materially and demonstrably injurious to the Corporation. No act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Corporation. The unwillingness of the Participant to accept any or all of a change in nature or scope of his or her position, authorities or duties, a reduction in his or her total compensation or benefits, a relocation that the Participant deems unreasonable in light of his or her personal circumstances, or other action by or request of the Corporation in respect of his or her position, authority, or responsibility that the Participant reasonably deems to be contrary to this Plan, may not be considered by the Board to be a failure to perform or misconduct by the Participant. Notwithstanding the foregoing, no Participant shall be treated as having been terminated for Cause for purposes of this Plan unless and until there shall have been delivered to the Participant a copy of a resolution, duly adopted by a vote of 70% of the entire Board of Directors of the Corporation at a meeting of the Board called and held (after reasonable notice to the Participant and an opportunity for the Participant and his or her counsel to be heard before the Board) for the purpose of considering whether the Participant has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for Cause hereunder, finding that in the good faith opinion of the Board the Participant has been guilty thereof and specifying the particulars thereof.

    (d) For purposes of this Section 7, a termination by the Participant will be with "Good Reason" if the resignation of the Participant is for any one or more of the following:

        (i) the Participant's resignation or retirement is requested by the Corporation other than for Cause;

        (ii) any significant change in the nature or scope of the Participant's position, authorities or duties from those existing as of the first day of the Performance Cycle;

       (iii) any reduction in the Participant's total compensation or benefits from those existing as of the first day of the Performance Cycle;

       (iv) the breach by the Corporation of any provision of this Plan or any other agreement between the Corporation and the Participant; or

        (v) the reasonable determination by the Participant that, as a result of a Change in Control of the Corporation and a change in circumstances thereafter significantly affecting his or her position, the Participant is unable to exercise the authorities and responsibilities attached to his or her position as such authorities and responsibilities exist as of the first day of the Performance Cycle.

    Section 8.  MISCELLANEOUS.

    (a) DESIGNATED BENEFICIARY. If a Participant shall die before receipt of all distributions or payments to which he or she is entitled under the Plan, distribution or payment of the amount to which he or she is entitled shall be made to such beneficiary as the Participant shall have designated by an instrument in writing filed with the Vice President-Human Resources of the Corporation or, in the absence of such designation, to the Participant's personal representative.

    (b) ASSETS. No assets shall be segregated or earmarked in respect of this Plan and no Participant shall have any right to assign, transfer, pledge or hypothecate his or her interest in the Plan. All amounts payable pursuant to the terms of this Plan shall be paid from the general assets of the Corporation.

    (c) SHARES RESERVED UNDER THE PLAN. There is hereby reserved for issuance under the Plan an aggregate of one million (1,000,000) shares of Common Stock, which may be authorized but unissued or treasury shares.

    (d) LIABILITY. No member of the Board shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving such member's bad faith, gross negligence or fraud, for anything done or omitted to be done by such member. The Corporation will fully indemnify and hold each member of the Board harmless from any liability hereunder, except in circumstances involving such member's bad faith, gross negligence or fraud. The Corporation or the Board may consult with legal counsel, who may be counsel for the Corporation, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

    (e) AMENDMENT OR TERMINATION. Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any incentive awards previously made prior to the effective date of such amendment, suspension or termination. Notwithstanding the preceding sentence, no amendment of the Plan shall, without approval of the stockholders of the Corporation, result in the Plan losing its status as a protected plan under Securities and Exchange Commission Rule 16b-3 to the extent applicable.

    (f)   EXPENSES.   The Corporation will  bear all expenses  incurred by it in administering this Plan.

    (g) WITHHOLDING. The Corporation shall have the right to deduct from any payment to be made pursuant to this Plan or to otherwise require prior to the payment of any amount hereunder or the delivery of shares hereunder, payment by the Participant of any Federal, state or local taxes required by law to be withheld.

    (h) NO OBLIGATION. Subject to Section 8(e) hereof, neither this Plan nor any awards made hereunder shall create any obligation on the part of the Corporation or any Subsidiary to continue this Plan, or any other existing award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any award made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Corporation or any of its Subsidiaries or affiliates or of any specific aggregate amount of compensation, nor shall there be a limitation in any way on the right of the Corporation or any of its Subsidiaries or affiliates by which an employee is employed to terminate such employee at any time for any reason whatsoever, nor shall this Plan nor any award made hereunder create a contract of employment.

    (i) NO ASSIGNMENT; RESOLUTION OF DISPUTES. Except as otherwise permitted under Section 8(a), no right or interest of any Participant in this Plan shall be assignable or transferable, and no right or interest of any Participant hereunder shall be subject to any lien, obligation or liability of such Participant. In the event any conflicting demands are made upon the Corporation with respect to any payments due as a result of this Plan, provided that the Corporation shall not have received prior written notice that said conflicting demands have been finally settled by court adjudication, arbitration, joint order or otherwise, the Corporation may pay to the Participant any and all amounts due hereunder, and thereupon the Corporation shall stand fully relieved and discharged of any further duties or liabilities under this Plan.

    (j) SUCCESSORS. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Corporation and the term "Corporation," wherever used in this Plan, shall include any such corporation or organization after such succession.

    (k) GOVERNING LAW. This Plan and all actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

    (l) SHAREHOLDER APPROVAL. The Plan was adopted by the Board on June 15, 1994. The Plan and any incentive awards granted hereunder shall be null and void if stockholder approval of the Plan is not obtained within twelve (12) months of the adoption of the Plan by the Board.

                                                                      APPENDIX B

                            MALLINCKRODT GROUP INC.
               DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

    Section 1.  INTRODUCTION

    1.1 PURPOSE. The Mallinckrodt Group Inc. Deferral Election Plan for Non-Employee Directors (the "Plan") has been established by Mallinckrodt Group Inc. (the "Company") to encourage and enable non-employee members of the Board of Directors of the Company who have heretofore elected or hereafter elect to defer receipt of some or all of their Retainer and/or Attendance Fees to provide a degree of financial flexibility with respect to the receipt of income and, should they elect a deferral in the form of shares of common stock of the Company, to increase their holdings of such stock.

    1.2 EFFECTIVE DATE. Subject to approval of the Plan by the shareholders of the Company at the Annual Meeting of Shareholders in calendar year 1994, as the same may be adjourned, the Plan shall be effective on June 30, 1994. The Plan shall be unlimited in duration.

    1.3   SHARES  SUBJECT TO  THE PLAN.   Subject  to adjustment  as provided in
Section 3.5, the amount of Stock which may be made subject to the Plan shall not exceed [50,000] shares of the Company's authorized but unissued Stock.

    1.4 ADMINISTRATION. The authority to manage and control the operation and administration of the Plan shall be vested in the Corporate Governance Committee of the Board (the "Committee"). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (a) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (b) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any payment made hereunder; and
(c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company.

    1.5    DEFINITIONS.   The  definitions applicable  to  the Plan  include the
following:

        (a) "Attendance Fee" means the fee payable to a non-employee director of the Company for attendance at a Board meeting or meeting of a Board committee (whether for in person attendance or attendance by conference telephone) and interest accrued on any deferral thereof as provided in
    Section 2.2 and, in respect of a Prior Plan

    Participant, also includes any attendance fee the payment of which has been duly deferred pursuant to the Directors' 1990 Deferred Compensation Plan and interest accrued thereon pursuant to that plan.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Date of Purchase" shall mean January 2 or July 1, if a business day on which the New York Stock Exchange is open for trading (or, if not, the first such business day thereafter), as the terms of the Plan require.

        (d) "Directors' 1990 Deferred Compensation Plan" means the plan adopted by the Board on June 20, 1990, permitting any non-employee director of the Company irrevocably to elect to defer receipt of all or part of his or her future Retainer and/or Attendance Fees to a date certain following the time when such director ceases to serve as such or to some other specific future date selected by such director, at which date the director (or, in the event of death, a designated beneficiary) is entitled to receive in cash such deferred compensation together with interest thereon during the period of deferral in an amount equal to the prime rate quoted at the beginning of each calendar quarter by Bankers Trust Company of New York.

        (e) "Participant" means, as of any date, any director of the Company or Prior Plan Participant who is not, on that date (and any Prior Plan Participant who has never been), an employee of the Company or any corporation in which more than 50% of the total combined voting power of all classes of stock entitled to vote is owned, directly or indirectly, by the Company. For purposes of Section 2, a Prior Plan Participant shall be deemed to be a Participant in respect of amounts deferred under the Directors' 1990 Deferred Compensation Plan only if he or she shall have elected under
    Section 2.3 hereof to include such amounts in the Plan and for only so long as his or her irrevocable election under the Directors' 1990 Deferred Compensation Plan requires that such amounts not be delivered to the director (or a designated beneficiary).

        (f) "Prior Plan Participant" means any director of the Company on the effective date of the Plan and any retired member of the Board who were he or she still on the Board at the effective date would otherwise qualify as a Participant hereunder, and who in either case has heretofore elected pursuant to the Directors' 1990 Deferred Compensation Plan to defer some or all of his or her Board compensation eligible for deferral thereunder and who will not be entitled to receive (and whose designated beneficiary will not be entitled to receive) any sums (including interest thereon) deferred under the Directors' 1990 Deferred Compensation Plan until a date later than April 30, 1995.

        (g) "Retainer"  means  the  annual  fee payable  in  installments  to  a non-employee director of the Company for service as a director, a chairperson of a Board committee, or a member of the Executive Committee of the Board, and in respect of a Prior Plan

    Participant includes any such fee the payment of which has been duly deferred pursuant to the Directors' 1990 Deferred Compensation Plan and interest accrued thereon pursuant to that plan.

        (h) "Stock" means the $1.00 par value common stock of the Company.

    1.6 COMPLIANCE WITH APPLICABLE LAWS. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity on which such class of Stock is admitted to trading or otherwise has trading privileges. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring such shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares of Stock is restricted pursuant to this Section, the certificates representing such shares, when issued, may bear a legend referring to such restriction.

    Section 2.  RECEIPT OF STOCK OR CASH; DEFERRAL

    2.1 RIGHT TO RECEIVE STOCK OR CASH. Subject to the availability of shares of Stock under the Plan, a member of the Board who is a Participant during any part of a fiscal year of the Company (and any present or former member of the Board who is a Prior Plan Participant) may elect pursuant to Section 2.3 to defer the receipt of some or all of the Retainer (in multiples of 25%) and/or 100% of Attendance Fees and, in respect of an election to receive shares of Stock, dividends paid on the Stock previously allocated to the Participant under this Plan as provided in Section 2.2, plus (whether in respect of an election to defer in the form of Stock or cash) accrued interest on cash deposited to his or her account as calculated under said Section 2.2. To the extent an election is made to defer for the purpose of purchase of Stock, the amounts deferred for such purpose in each six month period beginning July 1 and January 1, as the case may be (each six month period is hereafter referred to as a "Period"), and interest accrued thereon during such Period, shall be used for the purchase of Stock by the Company for the account of the Participant on the Date of Purchase next succeeding the end of the Period in respect of which such deferrals were made. In addition, a Prior Plan Participant may make a one-time election as provided in Section 2.3 to continue to defer in the form of cash and/or Stock, for the remainder of the previously elected period of deferral in respect of the amounts deferred pursuant to the Directors' 1990 Deferred Compensation Plan (including interest accrued thereon). In the event a Prior Plan Participant makes an election pursuant to Section 2.3 to defer in the form of Stock, then sums deferred under the Directors' 1990 Deferred Compensation Plan and elected to be rolled into the Plan for such purpose shall be used for the purchase of Stock on January 3, 1995. Should a Prior Plan Participant not make the one-time election permitted hereunder or elect to continue to defer hereunder in the form of cash some or all of the amounts deferred under the Directors' 1990 Deferred Compensation Plan, all amounts not deferred in the form of Stock hereunder shall constitute a cash deferral under the Plan as of the close of business on the date the vote of shareholders at the 1994 Annual Meeting shall be certified by the inspectors of election.

    2.2 EQUIVALENT AMOUNT OF STOCK. The number of shares of Stock to be allocated for a Period to any Participant, calculated as of the Date of Purchase next succeeding the end of such Period utilizing sums accrued to the account of such Participant in respect of such Period by reason of the Participant's election under Section 2.3 to defer in the form of Stock, shall be equal to:

        (a) the aggregate amount of the Retainer, Attendance Fees and dividends paid on the Stock in respect of the Period to the extent the Participant elected to defer receipt of such amounts for such Period, plus interest accrued on the Retainer, Attendance Fees and dividends from and after the date when, but for the deferral hereunder, such amounts would be otherwise payable to the director (I.E., the last business day of each month in respect of the Retainer, the last business day of the month when the meeting or meetings in respect of which the Attendance Fee is payable was held and the payment date for any dividend declared on the Stock previously allocated to the Participant under the Plan receipt of which remains deferred pursuant to the Participant's election under Section 2.3) at a rate equal to the average of the prime rates charged by Bankers Trust Company of New York on the first day of each month of the Period (in respect of any Prior Plan Participant who shall have made the one-time election permitted under
    Section  2.3 (as contemplated  by Section 2.1) the  amount under this clause
    (a) shall also include the amount rolled into the Plan from the Directors' 1990 Deferred Compensation Plan);

    DIVIDED BY

        (b) the Fair Market Value of a share of Stock at the close of business on the day preceding the Date of Purchase.

For this purpose, "Fair Market Value" as of any date means (i) the closing price (or, if not less than 31 days before a Date of Purchase the Committee so determines, the average of all closing prices during the 30 days preceding such Date of Purchase) for sales of Stock as reported on the Composite Transaction Reporting System on the New York Stock Exchange, which includes other participating exchanges and over the counter markets, on such date (or dates); or (ii) in the absence of a reported sale for such date (or dates), the average of the reported closing bid and asked prices for a share of Stock on such Exchange. Any fractional share of Stock remaining at the time of actual delivery of the Stock to the Participant in accordance with the terms of the Plan shall be distributed to the Participant in cash.

    2.3  DEFERRAL  ELECTION.   (a) In  lieu of receiving  cash on  the date  the
Retainer, Attendance Fee or dividend would otherwise have been received (and in respect of Prior Plan

Participants when cash amounts previously irrevocably deferred under the Directors' 1990 Deferred Compensation Plan would otherwise be delivered to him or her), the Participant can elect to receive Stock, and the dividends paid on such Stock, if any, or cash, on a deferred basis for any period of such Participant's election, subject in respect of elections by Prior Plan
Participants in respect of amounts deferred under the Directors' 1990 Compensation Plan to the last sentence of clause (a) of this Section 2.3. An election under this Section 2.3 shall be valid only if it is in a writing on a notice of election that complies with the requirements of clause (b) of this
Section 2.3, is signed by the Participant, and, subject to and except as provided in the last sentence of this clause (a), is filed with the Company prior to the first day of any calendar year in respect of which the election is to apply (except that in respect of any election to defer amounts payable during the six months period beginning July 1, 1994, the notice of election shall be filed not later than June 30, 1994). Any such election shall be irrevocable with respect to the calendar year (or initial Plan Period) to which it relates and cannot be changed on and after the date of such election with respect to such calendar year (or initial Plan Period). Once effective, such election (except for the one-time irrevocable election permitted hereunder in respect of amounts deferred under the Directors' 1990 Compensation Plan) shall remain in effect for successive calendar years until it is revised or revoked. Any changes to such election applicable to a succeeding calendar year must be filed with the Company prior to the first day of the calendar year for which it is to apply. The election shall be subject to such other terms and conditions established from time to time by the Committee. The first permitted election hereunder for non-employee directors then serving as members of the Board, and the only permitted election hereunder by Prior Plan Participants in respect of amounts deferred under the Directors' 1990 Deferred Compensation Plan, subject in every case to shareholder approval of the Plan, shall be made not later than June 30, 1994.

    (b) In accordance with the terms of the Plan, the Participant (and, in the case of clause (v) below, the Prior Plan Participant) shall indicate on the notice of election whether and to what extent, but only in multiples of 50%, the deferral is to be in the form of cash or Stock and:

        (i) whether the Participant wishes to defer 100% of Attendance Fees (or no Attendance Fees) and the percentages of the Retainer (in multiples of 25%) and/or (in respect of Stock) dividends thereon he or she wishes to defer, if any;

        (ii) the date to which the deferral shall extend;

       (iii) whether (subject to the extent, if any, the Committee permits) distributions are to be in a single lump sum or in multiple (but not exceeding 10) installments;

       (iv) the Participant's designated beneficiary or beneficiaries in the event of his or her death; and

        (v) the extent to which any part of the cash deferred under the Directors' 1990 Deferred Compensation Plan shall be used to purchase Stock.

    (c) If a Participant dies before receiving all payments to which he or she is entitled under the Plan, payment shall be made on January 15 (or the next succeeding business day if January 15 is not a business day) of the calendar year following the date of death in accordance with the Participant's designation of a beneficiary on a form provided for that purpose and delivered to and accepted by the Committee or, in the absence of a valid designation or if the designated beneficiary does not survive the Participant, to such Participant's estate.

    2.4 DIVIDENDS; VOTING. If the Participant elects not to defer receipt of dividends on Stock previously allocated, dividends on such Stock will be paid directly to the Participant as, if and when paid by the Company. If the Participant elects to defer receipt of the Stock, the Participant shall nevertheless have the right to vote the Stock purchased for the account of the Participant on any matters on which all other shareholders are otherwise entitled to vote.

    2.5 SECURITIES LAW COMPLIANCE. Participation in the Plan in respect of deferrals in the form of Stock will be governed by, in addition to general corporate law (which shall apply irrespective of the form of the deferral), the rules and regulations promulgated by the Securities and Exchange Commission, in particular, Section 16 of the Securities Exchange Act of 1934. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, so that Participants will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Securities Exchange Act of 1934, and will not be subjected to avoidable liability thereunder. If any provision of the Plan would otherwise frustrate or conflict with the intent expressed in this Section 2.5, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provisions shall be deemed void.

    Section 3.  MISCELLANEOUS

    3.1 AMENDMENT AND TERMINATION OF PLAN. While the Company expects and intends to continue the Plan, the Board reserves the right at any time and in any way to amend, suspend or terminate the Plan, PROVIDED, HOWEVER, that the Board may not, without further approval by the shareholders of the Company, materially increase the number of shares of Stock which are subject to the Plan, materially modify the requirements for eligibility as a Participant under the Plan or materially increase the benefits accruing to Participants under the Plan. Notwithstanding the immediately preceding sentence, to the extent that, in the opinion of counsel to the Company, stockholder approval of an amendment to the Plan is not required under the Securities Exchange Act of 1934 (including the rules and regulations promulgated thereunder) in order for the Plan to continue to satisfy the applicable requirements for exemption from the operation of Section 16(b) of the Securities Exchange Act of 1934, such amendment may be made by the Board acting alone. No amendment of the Plan shall without such Participant's written consent, except as permitted by Section 2.5, materially and adversely affect any right of any Participant with respect to any deferral election theretofore made under the Plan or any right of a Prior Plan Participant in respect of amounts deferred thereunder.

    3.2    APPLICABLE LAW.   The  Plan  shall be  construed and  administered in
accordance with the laws of the State of New York.

    3.3 DIRECTOR STATUS. The Plan will not give any Participant the right to continue as a director of the Company, or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

    3.4 GENDER AND NUMBER. Where the context requires, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

    3.5 ADJUSTMENTS FOR CERTAIN CHANGES IN CAPITALIZATION. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving the Stock, then the numbers, rights, and privileges of the shares issuable under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and nonassessable at the time of such occurrence.

    3.6 NONASSIGNABILITY. No right to receive payments under the Plan nor any shares of Stock allocated to a Participant shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act of 1974, as amended, or rules thereunder. The designation of a beneficiary by a Participant pursuant to Section 2.3(b) does not constitute a transfer.

    3.7 UNSECURED OBLIGATION. Amounts deferred under this Plan, unless and until used to purchase Stock, shall be an unsecured obligation of the Company.

                                     [MAP]

P
R
O
X
Y

                          [MALLINCKRODT GROUP LOGO]

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 19, 1994


The undersigned appoints Alec Flamm, Roberta S. Karmel, and Herve M. Pinet, or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Eighty-Fifth Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on October 19, 1994, at the headquarters of the Company's subsidiary, Mallinckrodt Veterinary, Inc., at 421 East Hawley Street, Mundelein, Illinois 60060, at 10 a.m., local time, and any adjournments thereof, hereby revoking any proxy heretofore given.

                       ------------------------------

Election of Four Directors. Nominees: C. Ray Holman, Claudine B. Malone, and Morton Moskin, for terms expiring in 1997, and Brian M. Rushton for a term expiring in 1995.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

X  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.                               3022

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4, AND AS TO ALL OTHER MATTERS ARISING AT THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE NAMED PROXIES, ALL IN ACCORDANCE WITH THE NOTICE AND
PROXY STATEMENT FOR THE MEETING, RECEIPT OF WHICH IS ACKNOWLEDGED.

- - --------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1,2,3 AND 4.
- - --------------------------------------------------------------------------------

                                    FOR            WITHHELD AS TO ALL NOMINEES

1.  Election of Directors           / /                         / /

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

- - ------------------------------

FOR   / /        AGAINST   / /        ABSTAIN   / /

2.  Appointment of independent auditors.

3. Approval of Long-Term Incentive Compensation Plan and material terms of performance goals.
4.  Approval of Deferral Election Plan for Non-Employee Directors.

5. In the discretion of the proxies, upon such other business as may properly come before the meeting.


/ / Please check this box if you plan to attend the Annual Meeting. A map to help you locate the site of the meeting is in the Proxy Statement.

SIGNATURE(s)                               DATE               , 1994.
            -----------------------------        -------------

Note: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc. should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.